UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Medical Action Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
2013
Annual Meeting
and
Proxy Statement

whether or not you presently plan to attend the meeting in
person, the board of directors urges you to vote.

Medical Action Industries Inc.
500 Expressway Drive South
Brentwood, NY 11717

MEDICAL ACTION INDUSTRIES INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 8, 2013
________________________

To the Stockholders of Medical Action Industries Inc.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of MEDICAL ACTION INDUSTRIES INC. will be held on Thursday, August 8, 2013 at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York 11788 at 9:00 a.m., Eastern Time, for the following purposes:

1.	To elect three Class II directors to serve until the 2016 Annual Meeting of Stockholders;

2.	To conduct an advisory vote to approve named executive officer compensation; and

3.	To ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014;

4.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on Wednesday, June 12, 2013 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  A list of all stockholders as of the record date will be available for inspection by stockholders for any purpose germane to the meeting at the Annual Meeting, and during normal business hours at least ten days prior thereto, at our principal executive offices, which are located at 500 Expressway Drive South, Brentwood, NY 11717.

In accordance with the rules of the Securities and Exchange Commission, beginning on or about June 24, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy materials and vote online.

Your vote is important.  We urge you to review the accompanying materials carefully and to vote by telephone or Internet as promptly as possible.  Alternatively, you may request a proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

/s/ John Sheffield John Sheffield Corporate Secretary

Brentwood, New York
June 24, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 8, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2013 are available at:

http://www.astproxyportal.com/ast/04132

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
Purpose, Place, Date and Time	1
Delivery of Proxy Materials	1
Expenses of Solicitation	1
Stockholders Sharing the Same Last Name and Address	1
VOTING OF SECURITIES	1
Record Date; Stockholders Entitled to Vote	1
Quorum; Discretionary Authority	2
Abstentions and Broker Non-Votes; Vote Required	2
Methods of Voting	3
Revocation of Proxies	4
CORPORATE GOVERNANCE MATTERS	5
General	5
Director Independence	5
Board Leadership Structure	5
Director Presiding at Executive Sessions	5
Board Role in Risk Oversight	5
Director Nominations	6
Stockholder Communication with Board Members	7
Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters	7
Attendance at Board and Committee Meetings	7
Director Attendance at Annual Meetings	7
Committees of Our Board	7
Audit Committee	7
Compensation Committee	7
Nominating and Governance Committee	8
DIRECTOR COMPENSATION	8
PROPOSAL 1 – ELECTION OF DIRECTORS	10
General	10
Nominees for Election for a Three-Year Term Expiring at the 2016 Annual Meeting	10
Continuing Directors to Serve Until the 2014 Annual Meeting	11
Continuing Directors to Serve Until the 2015 Annual Meeting	11
PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	13
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014	14
AUDIT MATTERS	15
Fees and Expenses of KPMG	15
Fees and Expenses of Grant Thornton	15
Approval Procedures	15
REPORT OF THE AUDIT COMMITTEE	16
STOCK OWNERSHIP INFORMATION	17
Section 16(a) Beneficial Ownership Reporting Compliance	17
Stock Ownership by Management and our Board	17
Stock Ownership by Certain Stockholders	18
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	18
COMPENSATION DISCUSSION AND ANALYSIS	20
Overview	20
Say-On-Pay Vote	20
Compensation Objectives	20
Implementing Our Objectives	21
Elements Used To Achieve Compensation Objectives	23
Stock Options and Restricted Stock	25
Equity Plans and our Compensation Philosophy	26
Strength of Company Performance	27
Compensation Risks	27
Summary	28
COMPENSATION COMMITTEE REPORT	28
EXECUTIVE COMPENSATION	29
Summary Compensation Table	29
All Other Compensation Table	30
Grants of Plan Based Awards Table	30
Outstanding Equity Awards at Fiscal Year-End	31
Option Exercises and Stock Vested Table	32
Potential Payments Upon Qualifying Termination as a Result of a Change In Control	33
TRANSACTIONS WITH RELATED PERSONS	36
Policies and Procedures	36
Transactions	36
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	36
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2014 ANNUAL MEETING	36
2013 ANNUAL REPORT MATTERS	37

MEDICAL ACTION INDUSTRIES INC.

500 EXPRESSWAY DRIVE SOUTH
BRENTWOOD, NY 11717
________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 8, 2013
_______________________

SOLICITATION OF PROXIES

Purpose, Place, Date and Time

This proxy statement is furnished to the stockholders of Medical Action Industries Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors (our “Board”) for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York 11788, on Thursday, August 8, 2013 at 9:00 a.m., Eastern Time, including any adjournments or postponements thereof, for the purposes set forth in these proxy materials.

Delivery of Proxy Materials

On or about June 24, 2013, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy materials and vote online.  We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Expenses of Solicitation

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to our stockholders in connection with the Annual Meeting.  In addition to this solicitation, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise.  These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.  In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy materials to the beneficial owners of our common stock.

Stockholders Sharing the Same Last Name and Address

We are sending only one copy of our Notice of Internet Availability of Proxy Materials to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies.  This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary at our principal executive offices, which are located at 500 Expressway Drive South, Brentwood, New York 11717 or call us at 631-231-4600.  You may also contact us in the same manner if you received multiple copies of the Notice of Internet Availability of Proxy Materials and would prefer to receive a single copy in the future.

VOTING OF SECURITIES

Record Date; Stockholders Entitled to Vote

At the close of business on June 12, 2013, the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Annual Meeting, we had outstanding 16,390,628 shares of common stock, par value $.001 per share.  The holders of our common stock are entitled to one vote for each share held on the Record Date.

Quorum; Discretionary Authority

In order to carry on the business of the Annual Meeting, a quorum must be present.  A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting.  Consequently, holders of at least 8,195,320 shares of our common stock must be present either in person or by proxy to establish a quorum for the Annual Meeting. If less than a quorum is represented at the Annual Meeting, a majority of the shares so present or represented may adjourn the Annual Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of common stock represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that the proxy will be voted in accordance with the judgment of the persons voting the proxy.

Abstentions and Broker Non-Votes; Vote Required

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. If you are a beneficial owner whose shares are held of record by a broker or other nominee, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

At the Annual Meeting, brokers will not have discretionary authority to vote on Proposal 1 (Election of Directors) or 2 (Advisory Vote to Approve Named Executive Officer Compensation) in the absence of timely instructions from the beneficial owners; however, brokers will have discretionary authority to vote on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

•
Proposal 1 (Election of Directors): To be elected, each nominee for election as a Class II Director must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote on the proposal.  This means that director nominees with the most votes are elected.  Votes may be cast in favor of or withheld from the election of each nominee.  Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director.  Broker non-votes will have no effect on the outcome of the vote on the election of a director.

•
Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.  Broker non-votes will have no effect on the outcome of the vote on this proposal.  While this vote is required by law, it will neither be binding on our company, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company, our Board or our Compensation Committee.  The Compensation Committee will take into account the outcome of this vote when considering future executive compensation decisions.

•
Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm): Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending March 31, 2014 requires the affirmative vote of the holders of a majority of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.

Methods of Voting

Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 7, 2013.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

•
By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from the U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on August 7, 2013.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By Mail. If you request paper copies of the proxy materials from your broker or other nominee, you may indicate your vote by completing, signing and dating your voting instruction form and returning it in the enclosed reply envelope.

•
By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

•
In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your broker or other nominee. Please consult the voting instruction form or other information sent to you by your broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Revocation of Proxies

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to our Corporate Secretary at 500 Expressway Drive South, Brentwood, NY 11717 no later than August 7, 2013;
•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability that was sent to you (if applicable);

•	timely submitting another proxy with new voting instructions by telephone or using the Internet voting system; or

•	attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with that entity’s procedures.

CORPORATE GOVERNANCE MATTERS

General

We are committed to effective corporate governance.  Our Board has adopted several governance documents to guide the operation and direction of our Board and its committees, including our Code of Ethics and charters for the Audit Committee, Compensation Committee, Nominating and Governance Committee and Disclosure Committee.  Each of these documents is available on our website at http://www.medical-action.com and stockholders may obtain a printed copy, free of charge, by sending a written request to our Corporate Secretary at 500 Expressway Drive South, Brentwood, NY  11717.

Director Independence

As required under the listing standards of The NASDAQ Stock Market LLC (the “NASDAQ Listing Standards”), a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board.  Our Board has evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered public accounting firm.  Based on this evaluation, our Board has determined that Messrs. Burke, Davidson and Newsome and Ms. Levy are each an independent director, as that term is defined in the NASDAQ Listing Standards.  In making this determination regarding Ms. Levy, the Board reviewed the services provided to our Company by two companies in which Ms. Levy was either an executive or partner and determined that the provision of such services did not preclude a determination of independence with respect to Ms. Levy because it does not trigger any of the bright line bars to independence under the NASDAQ Listing Standards.  Mr. Meringolo is not independent because he currently serves as our Chief Executive Officer.  Mr. Chapman is not independent because he currently serves as our President and Chief Operating Officer.  Mr. Chapman was determined to be independent during the period of October 2012 until January 2013, at which time he was appointed interim Chief Operating Officer.

Our Board has determined that Mr. Berling is not independent due to his partial ownership of Custom Healthcare Systems, Inc., which is both a supplier and customer of our company.  Further, our Board determined that Michael Sahady, whose term on our Board expired at our 2012 Annual Meeting of Stockholders, was not independent due to his being a selling stockholder in the acquisition of AVID Medical, Inc. (“AVID”) by our company and his ownership interest in Micpar Realty, from which our company leases a manufacturing and warehouse building.

Board Leadership Structure

Our Board believes in routinely reviewing its leadership structure to ensure the most effective oversight of our company. During its May 2012 meeting, our Board decided to separate the positions of Chairman of our Board and Chief Executive Officer.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for our company at this time, demonstrates our commitment to good corporate governance and supports our Board’s role in risk oversight.

The position of Chairman of our Board is held by Kenneth W. Davidson.  The position of Chief Executive Officer is held by Paul D. Meringolo.  In addition, the position of independent Lead Director is held by William W. Burke.  The Chairman of our Board provides leadership and strategy to our Board and our company by presiding over meetings of our Board, as well as executive sessions of the independent directors.  The Lead Director handles the organizational and administrative leadership functions of Board governance, including coordinating meeting agendas, schedules and materials of our Board.

Director Presiding at Executive Sessions

During the fiscal year ended March 31, 2013, our Board held executive sessions without any members of our management present before, during and/or after each regularly scheduled Board meeting.  Additionally, there were additional executive sessions comprised solely of the Independent directors which were held monthly. Mr. Davidson, as Chairman of our Board, presides at the executive sessions of our non-management directors.

Board Role in Risk Oversight

Our Board is responsible for overseeing our company's management of risk. Our Board strives to effectively oversee our company's enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of the stockholders. Our Board understands that its focus on effective risk oversight is critical to setting our company's tone and culture towards effective risk management. To administer its oversight function, our Board seeks to understand our company's risk philosophy by having discussions with management to establish a mutual understanding of our company's overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our company's most significant risk exposures. Our Board expects frequent updates from management about our company's most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management our company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including our company's risk assessment and risk management policies. Our Compensation Committee helps our Board to identify our company's exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Governance Committee oversees risks relating to our company's corporate compliance programs and assists our Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these Board committees is required to make regular reports of its actions and any recommendations to our Board, including recommendations to assist our Board with its overall risk oversight function. During each regularly scheduled Board meeting, the full Board also reviews our company's long-term strategic plans for a particular division and the principal issues, including foreseeable risks that division expects to face in the future.

We believe that the oversight function of our Board and its committees combined with its active dialogue with management about effective risk management provides our company with the appropriate framework to help ensure effective risk oversight.

Director Nominations

In identifying possible director nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources. The Nominating and Governance Committee’s process for evaluating nominees recommended by stockholders is the same as its process for unsolicited recommendations from other sources.  All potential director nominees must be considered by the Nominating and Governance Committee before being contacted by other directors or officers as possible nominees and before having their names formally considered by our Board.  Stockholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending in a written request to our Corporate Secretary at 500 Expressway Drive South, Brentwood, NY 11717.  Please see “Stockholder Proposals and Director Nominations for the 2014 Annual Meeting” for additional information.

There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating and Governance Committee’s perceptions about future issues and needs. While the Nominating and Governance Committee does not maintain a formal list of qualifications, the Committee believes that director nominees should be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other Board members, be able to actively participate in Board and committee meetings and related activities, be able to work professionally and effectively with other Board members and management, be available to remain on our Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present a conflict of interest or legal issues.  Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, the Nominating and Governance Committee will consider each candidate's background, ability, judgment, skills and experience in the context of the needs of our Board when evaluating director nominees. The Nominating and Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of complex organizations, finance, strategic planning, legal, and relevant industries, especially the healthcare industry.  These considerations help our Board as a whole to have the appropriate mix of characteristics, skills and experiences for the optimal functioning of our Board in its oversight of our company.

Since the date of the last Annual Meeting of Stockholders, the Nominating and Governance Committee nominated two  directors – Paul Chapman and Pamela R. Levy. At the October 30, 2012 Board meeting, our Board appointed Mr. Chapman as an independent director and further appointed Mr. Chapman to all Board committees.  Mr. Chapman was recommended to the Nominating and Governance Committee by Kenneth R. Newsome.  At the January 14, 2013 Board of Directors meeting, Mr. Chapman was appointed as our interim Chief Operating Officer, at which time he was deemed no longer independent and removed from all Board committees.  At the May 21, 2013 Board meeting, our Board appointed Ms. Levy as an independent director and further appointed Ms. Levy to the Audit Committee. Ms. Levy was recommended to the Nominating and Governance Committee by William W. Burke.

Stockholder Communication with Board Members

Our Board has established a process for stockholders to send communications to one or more of its members.  Any such communications should be sent by letter addressed to the member or members of our Board to whom the communication is directed, care of our Corporate Secretary at 500 Expressway Drive South, Brentwood, NY 11717.  All such communications will be forwarded directly to the member or members of our Board specified.

Complaint Procedures Regarding Accounting, Internal Control, Auditing and Financial Matters

The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, (2) the receipt, retention and treatment of complaints regarding potential violations of applicable laws, rules and regulations or of our company’s codes, policies and procedures and (3) the confidential and anonymous submission by employees of concerns regarding questionable accounting or compliance matters.  Pursuant to such procedures, interested parties may report complaints regarding questionable accounting or compliance matters involving our company by calling a toll free hotline (1-800-528-8705) which is available 24 hours a day, seven days a week.  Complaints are reviewed and investigated as appropriate.  All calls regarding questionable accounting or auditing matters are confidential and anonymous.

Attendance at Board and Committee Meetings

Our Board held 36 meetings during the fiscal year ended March 31, 2013.  No director attended less than 75% of the total number of meetings held by our Board and its committees on which such director served.

Director Attendance at Annual Meetings

Our policy is to encourage our directors to attend the Annual Meeting of Stockholders.  All directors attended the Annual Meeting of Stockholders in August 2012.

Committees of Our Board

As of the date of this proxy statement, our Board has the following three standing committees:  Audit, Compensation and Nominating and Governance.  Our Board, in its business judgment, has determined that each committee is comprised entirely of independent directors as currently required under the NASDAQ Listing Standards and applicable rules and requirements of the Securities and Exchange Commission (the “SEC”).  Each committee is governed by a written charter approved by our Board, which are available on our website at http://www.medical-action.com.

Audit Committee

During the fiscal year ended March 31, 2013, the Audit Committee held 10 meetings.  The Audit Committee currently consists of Messrs. Burke (Chairman), Davidson, and Newsome and Ms. Levy.  Our Board has determined that all members of the Audit Committee are independent as that term is defined in the NASDAQ Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each member of the Audit Committee is financially literate and that Mr. Burke has the necessary accounting and financial expertise to serve as chairman.  Further, our Board has determined that Mr. Burke is an “Audit Committee financial expert” following a determination that Mr. Burke met the criteria for such designation under the SEC’s rules and regulations.  For information regarding Mr. Burke’s business experience, see “Proposal 1 – Election of Directors – Continuing Directors to Serve Until the 2014 Annual Meeting.”

The Audit Committee’s responsibilities are limited to oversight.  The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements and assists our Board in its oversight of the (1) integrity of our financial statements, (2) legal and regulatory compliance, (3) qualifications, independence and performance of the independent registered public accounting firm and (4) effectiveness and performance of our internal audit function.   The Audit Committee has the sole authority and responsibility to appoint, subject to stockholder ratification, compensate, retain and oversee our independent registered public accounting firm, and to pre-approve all engagements, fees and terms for audit and other services provided by our independent registered public accounting firm.  Our independent registered public accounting firm is accountable to the Audit Committee.

Compensation Committee

During the fiscal year ended March 31, 2013, the Compensation Committee held six meetings.  The Compensation Committee currently consists of Messrs. Davidson (Chairman), Burke, and Newsome.

Pursuant to its charter, the purposes of the Compensation Committee are to: (1) review, evaluate and approve the agreements, plans, policies and programs that compensate our corporate officers and directors; (2) oversee the plans, policies and programs that compensate our employees; (3) review and discuss with our management the “Compensation Discussion and Analysis” section included in these proxy materials and determine whether to recommend to our Board that the “Compensation Discussion and Analysis” section be included in these proxy materials in accordance with applicable rules and regulations; (4) produce the Compensation Committee Report; and (5) otherwise discharge our Board’s responsibilities relating to compensation of our corporate officers and directors.

The agendas for meetings of the Compensation Committee are determined by the chairman of the Compensation Committee, in consultation with our Chief Executive Officer.  Compensation Committee meetings are often attended by our Chief Executive Officer, and President and Chief Operating Officer, and Corporate Secretary.  The Compensation Committee also meets in executive session.  In determining compensation for our executive officers, the Compensation Committee reviews data which it believes is representative of the medical products industry, primarily by reviewing public disclosure of other public companies, as filed with the SEC.  The Compensation Committee considers, among other factors, our performance and relative stockholder return, the value of similar incentive awards to executive officers at comparable companies, the awards given to our Chief Executive Officer in past years, and other factors considered relevant by the Compensation Committee.  The Compensation Committee annually reviews, if necessary modifies, and approves our peer companies in the medical device or medical products industry with similar annual revenue, size and other factors for purposes of evaluating our compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements. The Compensation Committee also reviews and recommends to our Board director compensation, incentive-compensation plans and equity-based plans that are subject to Board approval.

The Compensation Committee may delegate to its chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. In particular, the Compensation Committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are (a) “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and/or (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Please see “—Director Compensation” and "Compensation Discussion and Analysis " below for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation.

Nominating and Governance Committee

During the fiscal year ended March 31, 2013, the Nominating and Governance Committee met four times.  The Nominating and Governance Committee currently consists of Messrs. Newsome (Chairman), Burke, and Davidson.

Pursuant to its charter, the purposes of the Nominating and Governance Committee are to: (1) advise our Board and make recommendations regarding appropriate corporate governance practices and assist our Board in implementing those practices; (2) assist our Board by identifying individuals qualified to become directors and recommending director nominees to our Board for election at the annual meetings of stockholders or for appointment to fill vacancies on our Board; (3) advise our Board about the appropriate composition of our Board and its committees; (4) lead our Board in the annual performance review of our Board and its committees; and (5) direct all matters relating to the succession planning of our Chief Executive Officer.

DIRECTOR COMPENSATION

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.  In setting director compensation, the Compensation Committee considers the time commitment directors must make in performing their duties, the level of skills required by our Board members and the market competitiveness of its director compensation levels.  Directors who are employees do not receive any additional compensation for serving as a director.

Non-employee directors receive a $2,000 monthly retainer. Non-employee directors receive a $1,000 fee for each Board meeting attended and the Chairman of the Board receives $2,000.  Committee members receive a $500 fee for each committee meeting they attend that is on the same day as a regular Board meeting; the chairman of each committee receives $1,000.  For committee meetings that are not on the same day as a regular Board meeting, committee members receive a $1,000 fee for each meeting attended and committee chairmen receive $2,000.  For telephonic committee meetings, committee members receive a $500 fee, and the chairman of each committee receives $1,000.  Our non-executive Chairman of the Board and our Lead Director receive additional compensation in the form of a $1,500 monthly retainer and a $2,000 fee at the Annual Meeting of Stockholders.

Non-employee directors also may be granted up to 7,500 options under the Non-Employee Directors Stock Option Plan each year at the Annual Meeting of Stockholders. The options give non-employee directors the right to purchase shares at the closing price of our common stock on the date of grant.  All options are fully vested and exercisable from the date of grant.  All outstanding options held by a non-employee director are automatically cancelled upon termination of service as a director unless the reason for termination is due to the non-employee director’s voluntary mid-term resignation, declining to stand for reelection (whether as a result of our mandatory retirement program or otherwise), becoming an employee or becoming disabled (as defined in our pension plan) where all outstanding options held instead will expire five years from the date upon which services as a director ceased. In the event of a non-employee director’s death (whether before or after termination of service), all outstanding options held (and not previously cancelled or expired) will be fully exercisable by the non-employee director’s legal representative within one year after the date of death (without regard to the expiration date of the option specified in accordance with the preceding sentence).  Each non-employee director was granted 15,000 options on August 9, 2012, the date of our last Annual Meeting of Stockholders, at $3.57 per share, the closing price of our common stock on that date. This amount of options represents the sum of 7,500 options not granted at the August 11, 2011 Annual Meeting of Stockholders and 7,500 options due to be granted at the August 9, 2012 Annual Meeting of Stockholders.

On October 30, 2012, our Board voted to expand the size of our Board from five to six members.  On the same date, Mr. Paul Chapman was appointed to our Board as a Class I director to serve until the 2015 Annual Meeting. On November 15, 2012, Mr. Chapman was granted 7,500 options at $2.62 per share, the closing price of our common stock on that date.  On January 14, 2013, Mr. Chapman was appointed by our Board as our interim Chief Operating Officer. While serving in this interim capacity, Mr. Chapman also continued to serve as a member of our Board. At the recommendation of the Compensation Committee, we agreed to compensate Mr. Chapman at the rate of $17,000 per month and to suspend his non-employee director compensation. On May 28, 2013, Mr. Chapman was appointed as our President and Chief Operating Officer and is no long eligible to receive non-employee director compensation.

The table below sets forth the compensation paid to our non-employee directors during the fiscal year ended March 31, 2013 for their service on our Board.

Director Compensation for the Fiscal Year Ended March 31, 2013
Name	Fees Earned or Paid in Cash (1)($)	Option Awards (2)($)	Total ($)

Henry A. Berling	$36,500	$29,711	$66,211
William W. Burke	$73,000	$29,711	$102,711
Paul Chapman (3)	$11,000	$10,472	$21,472
Pamela R. Levy (4)	$-	$-	$-
Kenneth W. Davidson	$69,000	$29,711	$98,711
Kenneth R. Newsome	$51,500	$29,711	$81,211
Michael Sahady (5)	$11,500	$-	$11,500

(1)	Represents the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee director, including retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)
This column includes the grant date fair value of the option awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting valuation of these awards and do not correspond to the actual value that will be recognized by our directors. The assumptions used in the calculation of these amounts are discussed in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.  As of March 31, 2013, the following directors had the following stock options outstanding: Henry A. Berling - 42,500 options; William W. Burke - 46,250 options; Paul Chapman - 7,500 options; Kenneth W. Davidson - 32,500 options; and Kenneth R. Newsome - 38,750 options.  The number of outstanding stock options held by our non-employee directors is a function of years of Board service and their decisions as to the timing of exercise.  All share amounts have been adjusted to the extent necessary to reflect our 3-for-2 stock split distributed on February 9, 2007.

(3)	Represents amounts earned or paid for Mr. Chapman’s services as a non-employee director from October 30, 2012 through January 13, 2013.
(4)	Ms. Levy was appointed to our Board on May 21, 2013.
(5)	Mr. Sahady’s term as director expired at the 2012 Annual Meeting of Stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

The size of our Board is currently set at seven, divided into three classes serving staggered terms, with each class serving for a term of three years.

Based on recommendations from the Nominating and Governance Committee, our Board has nominated Paul D. Meringolo, Kenneth R. Newsome and Pamela R. Levy for election as Class II directors to serve until the 2016 Annual Meeting and until their successors have been elected and qualified, or until the earlier of their resignation or removal.

Mr. Meringolo, Mr. Newsome and Ms. Levy each has consented to being named as a nominee in this proxy statement and indicated a willingness to serve if elected.  The process undertaken by the Nominating and Governance Committee in recommending qualified director candidates is described under “Corporate Governance Matters—Director Nominations.”  We have no reason to believe that Mr. Meringolo, Mr. Newsome or Ms. Levy will be unable or unwilling to serve if elected; however, if either Mr. Meringolo, Mr. Newsome or Ms. Levy should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may determine to reduce the size of our Board to six members.

The following table sets forth certain information, as of the date of this proxy statement, regarding our Class II director nominees and Class I and Class III directors.  Described below are the principal occupations, positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board.  There are no family relationships among any of our directors or executive officers.

Directors	Age	Positions Held	Director Since

Class I
Henry A. Berling	70	Director	2005
Paul Chapman	54	Director, President and Chief Operating Officer	2012

Class II
Paul D. Meringolo	55	Director and Chief Executive Officer	1997
Kenneth R. Newsome	53	Director	2006
Pamela R. Levy	55	Director	2013

Class III
William W. Burke	54	Lead Director	2004
Kenneth W. Davidson	66	Chairman of our Board	2008

Nominees for Election for a Three-Year Term Expiring at the 2016 Annual Meeting

Mr. Paul D. Meringolo, a director and Chief Executive Officer of our company for more than 16 years, has been employed by our company for more than the past 21 years in various executive positions.  Prior to that, he served for over 11 years in other operational roles within our company.  He was the Chairman of our Board from October 1997 through May 2012. As our Chief Executive Officer, Mr. Meringolo brings significant senior leadership and extensive industry and technical experience to our Board. Our Board believes that this experience enables him to effectively serve as a director.

Mr. Kenneth R. Newsome, a director since August 2006, is currently serving as President and Chief Executive Officer of the Markel Food Group (MFG), an entity of Markel Ventures, a wholly owned subsidiary of Markel Corporation, a position he has held since 1996.  MFG is comprised of highly successful food processing manufacturing companies, including AMF Bakery Systems (AMF), the global leader of wholesale bread and baking equipment.  Mr. Newsome has served as President of AMF since 1996.  Headquartered in Richmond, Virginia, MFG has approximately 640 teammates with offices worldwide including China, Latin America, Europe and Canada.  Prior to AMF, Mr. Newsome held various executive positions, including Chief Operating Officer of MedSurg Industries, which was acquired by Isolyser Healthcare, now known as Microtek Medical Inc., a publicly traded medical products company.   He began his career with McKinsey & Co. in their manufacturing practice.  Mr. Newsome holds a Bachelors of Science degree in Finance from the University of Virginia – McIntire School of Commerce and a Masters of Business Administration degree from the University of Virginia – Darden School of Graduate Business Administration. Mr. Newsome’s extensive management and operating experience supports our Board’s efforts in overseeing and advising on corporate strategy, thus enabling him to effectively serve as a director.

Pamela R. Levy has served as a director since May 2013. She currently serves as Founder, CEO & President of PEARL Financial Advisors LLC, a healthcare debt capital advisory firm, a position she has held since April 2013, and previously from March 2010 to October 2010.  From November 2010 through March 2013, she was a Partner at White Oak Merchant Partners, a debt capital advisory and merchant banking firm.  From 1993 through February 2010, Ms. Levy served in multiple positions, including as a senior officer and team leader, at Bank of America Merrill Lynch and predecessors Banc of America Securities and NationsBank N.A.  Her last position was Managing Director, Head of Healthcare Leveraged Finance.  In that role, she led a team of professionals responsible for all aspects of debt capital raising, including acquisition financing, recapitalizations, and leveraged buyouts, for healthcare products and services, medical device, life science, specialty pharmaceutical and other healthcare related corporate and private equity clients.  From 1984 to 1993, she was an officer at Chase Manhattan Bank, N.A.  Ms. Levy currently serves on the Board of Directors and is Audit Committee Chair of privately-held HCMC Legal, Inc., a provider of legal and review management services and human capital solutions to law firms, law firms’ clients, and large corporations.  She received a B.A. degree in Middle Eastern Studies at the University of California at Berkeley and her Masters of International Affairs from Columbia University.  She has earned both the CFA (Chartered Financial Analyst) and CFP® (Certified Financial Planner®) designations.   Our Board believes that Ms. Levy’s extensive experience in acquisition financing, capital raising and debt agreement negotiation, enables her to provide critical insight into the capital markets and the assessment of our strategic growth initiatives, thus enabling her to effectively serve as a director.

Continuing Directors to Serve Until the 2014 Annual Meeting

Mr. William W. Burke has served as a director since 2004. He has served as Chairman of the Audit Committee since 2005 and was also appointed to the position of Lead Director in May 2012.  He currently serves as Executive Vice President and Chief Financial Officer of IDEV Technologies, an innovator and developer of next generation medical devices for use in interventional radiology, vascular surgery and cardiology, a position he has held since November 2009.  From 2004 through 2007, he served as Executive Vice President and Chief Financial Officer of ReAble Therapeutics, Inc., a diversified orthopedic device company. ReAble was sold to The Blackstone Group in a going private transaction in 2006 and acquired by DJO Incorporated in late 2007. Subsequent to the completion of the transaction with DJO, Mr. Burke served as a consultant to Blackstone/DJO. From 2001 to 2004, Mr. Burke served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company. From 1985 to 2001, he was employed by several firms as a senior investment banker with a primary focus on medical technology companies. Mr. Burke also currently serves on the Board of Directors of On-X Life Technologies, a developer and producer of an innovative prosthetic heart valve.  He received his B.A. degree in Finance from the University of Texas at Austin and his M.B.A. from the University of Pennsylvania’s Wharton Graduate Business School.  Our Board believes that Mr. Burke’s extensive experience in executive level financial and management roles enables him to provide critical insight and expertise in financial, operating and strategic matters which impact our company, thus enabling him to effectively serve as a director.

Mr. Kenneth W. Davidson, a director of our company since August 2008, was appointed to the position of Chairman of our Board in May 2012.  He currently serves as Special Venture Partner at Galen Partners, a leading healthcare private equity firm that focuses on growth equity investments in healthcare technology-enabled services, medical devices and specialty pharmaceutical companies, a position he has held since November 2009.  Mr. Davidson retired in December 2008 as Chairman of the Board of Directors of DJO LLP, a global provider of high-quality, orthopedic devices, with a broad range of products used for rehabilitation, pain management and physical therapy with approximately $1 billion in revenues, a position he had held since November 2007.  Prior to DJO, Mr. Davidson served as Chief Executive Officer and President of ReAble Therapeutics, a Blackstone portfolio company, and as Chairman, President and Chief Executive Officer of Encore Medical (ReAble’s predecessor), a publicly held orthopedic company since October 2000.  Mr. Davidson served as Chairman, President and Chief Executive Officer of Maxxim Medical, Inc., a publicly-held medical supply company, from 1986 to July 2000.  Previously, Mr. Davidson held various positions with Intermedics, Inc., a pacemaker equipment manufacturer, Baxter Laboratories, a publicly-held health care product and service company, and Merck & Co., a human and animal health care product company.   Our Board believes that Mr. Davidson’s extensive experience in the medical device and biotechnology industries allows him to provide guidance to our Board on the strategic challenges and opportunities of our company, thus enabling him to effectively serve as a director.

Continuing Directors to Serve Until the 2015 Annual Meeting

Mr. Henry A. Berling, a director since August 2005, retired in December 2004 as Executive Vice President after 38 years with Owens & Minor, Inc., a publicly traded Fortune 500 supply-chain solutions company and a leading distributor of name-brand medical and surgical supplies.  From 1995 to 2002, Mr. Berling served as Executive Vice President, Partnership Development at Owens & Minor.  Prior to 1995, he served Owens & Minor in various positions, including Executive Vice President, Sales and Customer Development and Senior Vice President, Sales and Marketing.  Mr. Berling was a member of the Owens & Minor Board of Directors from 1998 to 2005.  For more than the past three years, Owens & Minor has been our largest distributor. He currently sits on the Board of Directors of Home Care Delivered, Inc., Langford IC Systems, Inc. and Soluble Systems, LLC.  Mr. Berling has nearly 40 years of experience in the supply-chain and distribution industry, including more than 20 years in executive-level positions. Our Board believes that Mr. Berling’s experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director.

Mr. Paul Chapman, a director of our company since October 2012, was appointed by our Board as our interim Chief Operating Officer, effective January 14, 2013, and as our President and Chief Operating Officer, effective May 28, 2013.  Mr. Chapman was Chairman and Chief Executive Officer of National Rehab Corporation, a distributor of wound care, ostomy, urological and orthopedic supplies, from February 2008 through September 2012 until its sale to a large healthcare conglomerate. From November 2007 through January 2009, Mr. Chapman served as a director for DJO Global, Inc., a leading global manufacturer and provider of high-quality, orthopedic devices with a broad range of products used for rehabilitation, pain management and physical therapy.  From January 1994 through December 2007, he held various senior executive positions, including President and Chief Operating Officer, at ReAble Therapeutics (and its predecessors Encore Medical Corp and Chattanooga Group, Inc.), a Blackstone portfolio company and a global manufacturer of orthopedic implants and rehabilitation devices.  From January 1988 to January 1994, he held various executive positions with Stryker Corporation, a provider of orthopedic implants, surgical instrumentation, endoscopy equipment, hospital beds and stretchers. Our Board believes that Mr. Chapman’s experience in leading business unit teams in manufacturing environments enables him to provide our Board with substantial insight regarding manufacturing efficiencies, management reporting and executive accountability, thus enabling him to effectively serve as a director.

OUR BOARD RECOMMENDS A VOTE “FOR”
PAUL D. MERINGOLO, KENNETH R. NEWSOME AND PAMELA R. LEVY AS CLASS II DIRECTORS.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for an advisory vote to approve the compensation of the executive officers named in the Summary Compensation Table below (“Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. It is currently expected that our stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2014 Annual Meeting.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders.  Our compensation programs are designed to reward our Named Executive Officers for sustained financial and operating performance and leadership excellence, and the alignment of their interests with those of our stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

This vote is advisory, which means that the vote on executive compensation is not binding on our company, our Board or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Although the vote is non-binding, we value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Medical Action Industries Inc. approve, on an advisory basis, the compensation of Medical Action Industries Inc. Named Executive Officers, as disclosed in Medical Action Industries Inc.’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, narratives and disclosures.”

OUR BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2014.

Although stockholder ratification of the appointment of KPMG is not required, the Audit Committee and our Board consider it desirable for our stockholders to ratify this appointment.  If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

On November 12, 2012, the Audit Committee approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm. We informed Grant Thornton of its dismissal on November 13, 2012. The decision to dismiss Grant Thornton was effective as of the date of notification of dismissal.

Grant Thornton’s reports on our consolidated financial statements for the fiscal years ended March 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended March 31, 2012 and 2011 and from April 1, 2012 through November 13, 2012, (1) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years; and (2) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Grant Thornton with a copy of the Form 8-K filed on November 16, 2012 disclosing Grant Thornton’s dismissal prior to its filing with the SEC and requested Grant Thornton to furnish us with a letter addressed to the SEC stating whether or not Grant Thornton agreed with the statements contained therein. A copy of Grant Thornton’s letter dated November 14, 2012 is attached as Exhibit 16.1 to such Form 8-K.

On November 12, 2012, the Audit Committee approved the engagement of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2013. During our fiscal years ended March 31, 2012 and 2011 and from April 1, 2012 through November 13, 2012, neither we nor anyone on our behalf consulted KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

During the two years ended March 31, 2012 and 2011 and from April 1, 2012 through the engagement of KPMG as our independent registered public accounting firm, KPMG had been engaged by us to provide us with consulting services, including assistance with its assessment of the potential impact of the medical device excise tax. In approving the selection of KPMG as our independent registered public accounting firm, the Audit Committee considered these services previously provided by KPMG and concluded that such services would not adversely affect the independence of KPMG.

A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH  31, 2014.

AUDIT MATTERS

Fees and Expenses of KPMG

The following table sets forth the aggregate fees billed for the fiscal years ended March 31, 2013 and 2012 by our independent registered public accounting firm, KPMG.

	March 31,
Description	2013	2012

Audit Fees (1)	$151,061	$-
Tax Fees	-	-
All other fees (2)	127,449	-

Total	$278,510	$-

(1)
During the fiscal years ended March 31, 2013 and 2012, these services consisted of fees billed for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in quarterly reports, review of our proxy statement and Sarbanes-Oxley Section 404 audit procedures.

(2)	During the fiscal year ended March 31, 2013, these services were primarily related to consulting services for the implementation of the Medical Device Excise Tax.

Fees and Expenses of Grant Thornton

The following table sets forth the aggregate fees billed for the fiscal years ended March 31, 2013 and 2012 by our prior independent registered public accounting firm, Grant Thornton.

	March 31,
Description	2013	2012

Audit Fees (1)	$540,023	$731,660
Tax Fees (2)	54,819	139,646
All other fees (3)	-	20,800

Total	$594,842	$892,106

(1)
During the fiscal years ended March 31, 2013 and 2012, these services consisted of fees billed for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in quarterly reports, review of our proxy statement and Sarbanes-Oxley Section 404 audit procedures.

(2)
During the fiscal years ended March 31, 2013 and 2012, these services consisted of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include tax planning and the preparation of various tax returns and advice on other tax related matters.  Additionally, services included assistance with tax audits by various taxing authorities.

(3)	During the fiscal year ended March 31, 2012, these services were primarily related to consulting services for the AVID Medical, Inc. acquisition.

Approval Procedures

The Audit Committee has established policies and procedures for the pre-approval of audit and permitted non-audit services.  The Audit Committee has the responsibility to engage and terminate the engagement of our independent registered public accountants, to pre-approve their performance of audit and permitted non-audit services and to review with our independent registered public accountants their fees and plans for all auditing services.  All services provided by and fees paid to KPMG and Grant Thornton during the fiscal years ended March 31, 2013 and 2012 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

As its charter reflects, the Audit Committee of our Board has a broad array of duties and responsibilities.  With respect to financial reporting and the financial reporting process, management, our independent registered public accountants and the Audit Committee have the responsibilities outlined below.

Management is responsible for:

•	Establishing and maintaining our internal control over financial reporting;

•	Assessing the effectiveness of our internal control over financial reporting as of the end of each year; and

•	Preparation, presentation and integrity of our consolidated financial statements.

Our independent registered public accountants are responsible for:

•	Performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

•	Expressing an opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States of America; and

•	Expressing an opinion as to the effectiveness of our internal control over financial reporting.

The Audit Committee is responsible for:

•	Appointing our independent registered public accounting firm, subject to stockholder ratification;

•	Overseeing and reviewing our financial statements and accounting and financial reporting processes; and

•	Overseeing and reviewing management’s evaluation of the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and KPMG, our independent registered public accountants.  Management represented to the Audit Committee that our consolidated financial statements for the fiscal year ended March 31, 2013 were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee has reviewed and discussed these audited consolidated financial statements with management and KPMG, including the scope of the independent registered public accountant’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG the firm’s independence.  The Audit Committee also considered the compatibility of non-audit services with KPMG’s independence.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG its opinion as to the effectiveness of our internal control over financial reporting.

Based upon these reviews and discussions, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 for filing with the SEC.

Respectfully submitted by the Audit Committee, William W. Burke, Chairman Kenneth W. Davidson Kenneth R. Newsome Pamela R. Levy*

* Appointed to the Board and Audit Committee on May 21, 2013.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of our common stock ("reporting persons") are required from time to time to file with the SEC reports on Forms 3, 4 or 5, relating principally to transactions in our securities by such persons.  Based solely upon our review of the copies of such reports furnished to our company, or written representations received by our company that no other reports were required, our company believes during fiscal year ended March 31, 2013 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

Stock Ownership by Management and our Board

The following table shows the number of shares of our common stock beneficially owned as of the Record Date by (1) each director and director nominee (2) the Named Executive Officers and (3) all current directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)	Percent Owned (if more than 1.0%)
Henry A. Berling	50,000
William W. Burke	46,250
Kenneth W. Davidson	52,500
Pamela R. Levy (6)	-
Kenneth R. Newsome	42,750
Paul Chapman (2) (5)	7,500
Charles L. Kelly, Jr. (3)	77,500
Eric Liu (3)	621,698	3.8%
Paul D. Meringolo (3) (4)	953,973	5.8%
Richard Setian (3)	30,357
John Sheffield (3) (4)	5,600
All current directors and executive officers as a group (12 persons) (3)(4)	1,916,918	11.7%

(1)	Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2)
Each named person and all current directors and executive officers as a group so deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options. This includes:  42,500 options, 46,250 options, 32,500 options, 0 options, 38,750 options, 7,500 options, 70,000 options, 187,500 options, 75,000 options, 7,500 options and 0 options beneficially owned by Henry A. Berling, William W. Burke, Kenneth W. Davidson, Pamela R. Levy, Kenneth R. Newsome, Paul Chapman, Charles L. Kelly, Jr., Eric Liu, Paul D. Meringolo, Richard Setian and John Sheffield. The number of shares and percentage set forth opposite each stockholder’s name in the above table include the shares of common stock issuable upon exercise of presently exercisable stock options that are exercisable within 60 days under our stock option plans, both with respect to the number of shares of common stock deemed to be beneficially owned and the adjusted percentage of outstanding common stock resulting from such right of exercise; however, the shares of common stock so issuable on such exercise by any stockholder are not included in calculating the number of shares or percentage of common stock beneficially owned by any other stockholder.

(3)
Includes 104,441 shares, 0 shares, 0 shares,16,448 shares, and 22,369 shares acquired by Paul D. Meringolo, Charles L. Kelly, John Sheffield, Eric Liu, and Richard Setian, respectively, pursuant to the Medical Action Industries Inc. 401(k) Retirement Plan as of March 31, 2013.

(4)	Includes 61,695 shares and 600 shares, owned by Mr. Meringolo’s children and Mr. Sheffield’s children respectively, as to which they disclaim beneficial ownership.
(5)	Mr. Chapman was appointed to our Board on October 30, 2012, as interim Chief Operating Officer on January 14, 2013 and as President and Chief Operating Officer on May 28, 2013.
(6)	Ms. Levy was appointed to our Board on May 21, 2013.

Stock Ownership by Certain Stockholders

The following table sets forth the beneficial ownership of the outstanding shares of common stock as of the Record Date with respect to each person, other than our directors and officers, who we know to be the beneficial owner of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent Owned
FMR LLC 82 Devonshire Street Boston, MA 02109	1,826,380 (1)	11.1%

Robeco Investment Management, Inc. One Beacon St. Boston, MA 02108	1,548,460 (2)	9.4%
(1)
According to a Schedule 13G/A filed with the SEC on February 14, 2013.  Pursuant to the Schedule 13G/A, FMR LLC has sole voting power with respect to 192,100 shares and sole dispositive power with respect to 1,826,380 shares, and Edward C. Johnson 3d has sole dispositive power with respect to 1,826,380 shares.

(2)
According to a Schedule 13G/A filed with the SEC on February 7, 2013.  Pursuant to the Schedule 13G/A, Robeco Investment Management, Inc. has sole voting power with respect to 901,760 shares and sole dispositive power with respect to 1,548,460 shares.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of the Record Date, of each of our executive officers.  There are no family relationships between any of our directors and executive officers.  In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

Name	Age	Positions Held

Paul D. Meringolo	55	Chief Executive Officer

Paul Chapman	54	President and Chief Operating Officer

John Sheffield	44	Executive Vice President, Chief Financial Officer and Corporate Secretary

Eric Liu	53	Vice President of Operations and Business Development

Charles L. Kelly, Jr.	53	Vice President, President and General Manager – Patient Care Products

Richard Setian	53	Vice President, President and General Manager – Custom Procedure Trays and Operating Room Products

Cynthia Bell	60	Vice President, President and General Manager – Minor Procedure Kits and Trays

Mr. Paul D. Meringolo’s biographical information is located under “Proposal 1 – Election of Directors – Nominees for Election for a Three-Year Term Expiring at the 2016 Annual Meeting.”

Mr. Paul Chapman’s biographical information is located under “Proposal 1 – Election of Directors – Continuing Directors to Serve Until the 2015 Annual Meeting.”

Mr. John Sheffield was appointed as our Chief Financial Officer and Corporate Secretary in March 2012 and as our Executive Vice President, Chief Financial Officer and Corporate Secretary in August 2012.  He has more than 21 years of financial, accounting and strategic transaction experience.  From July 2010 to March 2012, Mr. Sheffield worked for Bank of America Merrill Lynch, a global investment bank, where he was a senior investment banker providing strategic and financial advice primarily to middle market companies.  From May 2008 to July 2010, Mr. Sheffield was a Managing Director with the Bank Street Group LLC, a boutique investment bank.  From March 2007 to March 2008, Mr. Sheffield was Vice President of Corporate Development for ReAble Therapeutics, a portfolio company of The Blackstone Group and global manufacturer of orthopedic medical devices and services.  From 1997 to 2007, Mr. Sheffield worked with other investment banks providing advice on mergers and acquisitions as well as debt and equity financings, including the Bank Street Group LLC, Banc of America Securities, and Wasserstein Perella & Co.  He began his career as a Certified Public Accountant with a predecessor of PricewaterhouseCoopers from 1992 to 1994.  Mr. Sheffield has a Bachelor of Business Administration from Southern Methodist University, a diplome from EM Lyon in France, and a Master of Business Administration from the McCombs School at the University of Texas at Austin.

Mr. Eric Liu has been employed by our company for more than 25 years in various positions relating to the international procurement of raw materials and the manufacture of certain of our company’s products.  Mr. Liu was appointed Vice President of Operations and Business Development in April 2012, where he leads the global sourcing and international sales and marketing intelligence analysis functions.  From April 2008 to April 2012, he served as Vice President of Operations, where he oversaw the domestic manufacturing operations and international sourcing and sales of our company. From May 2005 until April 2008, Mr. Liu served as Vice President of International Operations and Global Development, where he was the leader for our international sourcing and international sales efforts.  For more than the five years prior thereto Mr. Liu was Vice President of International Operations. Mr. Liu received a Bachelor of Science degree in Navigation from The National Taiwan Ocean University and a Master of Science degree in Transportation Management from the State University of New York Maritime College.

Mr. Charles L. Kelly, Jr. was appointed Vice President, President and General Manager of our Patient Care Products business unit in April 2012.  From March 2012 until April 2012, he served our company in a non-executive role.  Prior to that he served as our company’s Chief Financial Officer from April 2008 to March 2012.  Mr. Kelly has more than 26 years of finance and public accounting experience. Prior to joining our company, Mr. Kelly was employed by Chem RX Corporation, an institutional pharmacy serving long-term care facilities, serving as Chief Financial Officer from August 2006 to March 2008. Prior to his position at Chem RX, Mr. Kelly was employed by Spotless Group Ltd., an international provider of industrial and governmental support services and provider of injection molded products and related services to U.S. and European based retailers, serving as Senior Vice President of U.S. Operations (Retailer Services Division) from November 2003 to June 2006 and as Global Vice President of Finance and Administration (Retailer Services Division) from April 1995 through June 2006.  Mr. Kelly also worked for several years as a manager in the audit department of PricewaterhouseCoopers. Mr. Kelly holds a Bachelor of Science degree in Accounting from the State University of New York, Albany and is a member of the New York State Society of Certified Public Accountants and American Institute of Certified Public Accountants.

Mr. Richard Setian was appointed Vice President,  President and General Manager of our Custom Procedure Trays and Operating Room Products business unit in April 2012.  From the acquisition of AVID by our company in August 2010 to April 2012, Mr. Setian served as our company’s Vice President of Sales and Marketing.  He is the former President of AVID from 1998 through 2004, and was President and Chief Operating Officer from 2004 until 2010.  Prior to his position at AVID, Mr. Setian served as Corporate Vice President of Marketing and Sales for Isolyser, Inc. and Boundary HealthCare, a division of Maxxim Medical.  Mr. Setian also worked for Kendall Healthcare, a division of Colgate-Palmolive.

Ms. Cynthia E. Bell was appointed Vice President, President and General Manager of our Minor Procedure Kits and Trays business unit in April 2012.  She served as our Senior Director of Operations from 2010 to April 2012, and as our Director of Operations from 2008 to 2010, preceded by other operational roles within our company.  Over that time, she has developed extensive expertise in our minor procedure kits and trays business.  Ms. Bell has a Bachelor of Science degree in Medical Technology and joined our company in 1999 as part of the acquisition of Acme United Corporation, where she was General Manager of the Medical and Consumer Operations division from 1993 through 1998.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this section, we review the elements of our compensation program for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers, whom we refer to as our “Named Executive Officers”:

•	Paul D. Meringolo – Chief Executive Officer
•	John Sheffield – Executive Vice President, Chief Financial Officer and Corporate Secretary
•	Eric Liu – Vice President of Operations and Business Development
•	Richard Setian – President and General Manager of Custom Procedure Trays and Operating Room Products
•	Charles L. Kelly, Jr. – President and General Manager of Patient Care Products

This Compensation Discussion and Analysis describes our Named Executive Officer compensation program, which is designed to attract, incent and retain the leaders of our organization.  The goal of our compensation program is the same as our goal for operating our company, to create long-term value for our stockholders.  Toward this goal, we have designed and implemented compensation programs for our Named Executive Officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with our company for long and productive careers.  Most of our compensation elements simultaneously fulfill more than one of our performance, alignment and retention objectives.  These elements consist of base salary, annual bonuses, equity incentive compensation, and other employee benefits.  In deciding on the type and amount of compensation that may be appropriate for each Named Executive Officer, we focus on both current pay and the opportunity for future compensation.  We combine the compensation elements for each Named Executive Officer in a manner we believe optimizes the Named Executive Officer’s contribution to our company.

This Compensation Discussion and Analysis is intended to provide a comprehensive picture to you, the stockholder, of both the rationale behind Named Executive Officer compensation decisions and the manner in which those decisions are made.

Say-On-Pay Vote

In 2012, approximately 97% of the shares voted were cast in support of the compensation of our Named Executive Officers in our annual say-on-pay advisory vote.  We believe that the results of this vote demonstrate the stockholders’ support of our approach to executive compensation.  The stockholder vote was one of the many factors contributing to our decision to not materially change our executive compensation philosophy or practices.  We will continue to consider the results of future stockholder advisory votes, which will be held annually until our next say-on-pay frequency vote, in our ongoing evaluation of our executive compensation philosophy and practices.

Compensation Objectives

Performance

Our Named Executive Officers have a combined total of approximately 50 years with our company.  The amount of compensation for each Named Executive Officer reflects his superior management experience, continued high performance and exceptional career of service over a long period of time.  Key elements of compensation that depend upon each Named Executive Officer’s performance include:

•
An annual cash bonus that is based on an assessment of his performance against pre-determined quantitative and qualitative measures within the context of our overall performance for the fiscal year; and

•
equity incentive compensation in the form of stock options and/or restricted stock, the value of which is contingent upon the performance of our share price and subject to vesting schedules that require continued service with us.

Base salaries and annual bonuses are designed to reward annual achievements and reflect the scope of the executive’s responsibilities, as well as his demonstrated leadership abilities, management experience and effectiveness.  The other elements of compensation we utilize focus on motivating and challenging the executive to achieve superior, long-term, sustained results.

Alignment

We seek to align the interests of the Named Executive Officers with those of our stockholders by evaluating executive performance on the basis of key financial measurements that we believe closely correlate to long-term stockholder value, including revenue, organic revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return.    A key element of the compensation program for our executives includes equity incentive compensation, which we believe links a significant portion of the executive’s compensation to stockholder value because the total value of those awards corresponds to stock price appreciation.

Retention

Due to the exceptional management training and experience that we provide to our Named Executive Officers, they are often presented with other professional opportunities, including opportunities at potentially higher compensation levels.  We attempt to retain our executives by ensuring that a substantial portion of their overall compensation is contingent upon continued service over the course of a vesting or performance period.  For example, stock options granted to our Named Executive Officers typically vest over four years.  Except for certain terminations following a change in control, if an executive terminates employment prior to the vesting date, such executive will generally forfeit all unvested options.

Implementing Our Objectives

Determining Compensation

We rely upon operating performance, other financial measurements and the judgment of our Compensation Committee in making compensation decisions, although the Compensation Committee has the authority to engage outside consultants and advisors if it feels that our internal information is not sufficient to make compensation decisions.  The Compensation Committee strives to make fully-informed compensation decisions after reviewing our performance and carefully evaluating an executive’s performance during the fiscal year against established goals, leadership qualities, operational performance and business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value.  The bonus and equity portions of the compensation mix for Named Executive Officers are weighted more heavily towards the achievement of financial and operating company objectives, and secondarily towards individual achievement.  Specific factors affecting compensation decisions for the Named Executive Officers include:

•
key financial measurements such as revenue, organic revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return;

•	strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

•	promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers;

•	achieving specific operational goals for our company, including improved productivity and risk management;

•	supporting our values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as commitment to community leadership and diversity; and

•	individual performance of our executives.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements.  We consider competitive market compensation paid by other companies that we view as peers, but we do not attempt to maintain a certain target percentile within a specific peer group.  We utilize peer group data as one of several considerations when determining executive compensation.  We value flexibility in our compensation programs and in the assessment process so that we can respond to and adjust for the evolving business environment.  As a general matter, we do not enter into employment agreements with our employees.  We feel that we have more flexibility to design, change, and adjust our compensation program and policies without the restrictions inherent in employment agreements.  This flexibility allows us to stay current with best practices in executive compensation as they evolve and to easily adjust our Named Executive Officers’ compensation based on our performance.  In lieu of employment agreements, we generally use option awards as retention tools and change in control agreements to protect our executives’ financial interests in the event their employment is terminated in conjunction with a change in control.

We strive to achieve a mix between equity incentive awards and cash payments in order to meet the objectives of our compensation program. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the incentives to accomplish our compensation objectives.  Our mix of base, bonus and equity compensation elements is designed to reward achievement of short-term goals and motivate long-term performance through a combination of cash and equity incentive awards.  We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of our shares.  We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our Named Executive Officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Typically at its May meeting, the Compensation Committee does a detailed review of all components of Named Executive Officer’s compensation.  Decisions made by the Compensation Committee in this annual review are made after taking into account each of the following factors: (1) current market trends in executive compensation; (2) our performance results and each Named Executive Officer’s performance as outlined in a formal performance assessment process and (3) our current financial health and ability to fund recommended compensation adjustments.  Base pay decisions focus primarily on the results of analysis of our peer group and other relevant market surveys.  Bonus decisions are based on a combination of individual performance and company performance.  Equity award decisions are driven primarily by company performance.

Role of Compensation Committee and Chief Executive Officer

The Compensation Committee has primary responsibility for developing and evaluating potential candidates for executive positions, including the positions held by our Named Executive Officers, and overseeing the design, development and implementation of the compensation program for our Named Executive Officers.  The Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation in light of the goals and objectives of the compensation program.  Our Chief Executive Officer and the Compensation Committee together assess the performance of the other Named Executive Officers and determine their compensation; however, the Compensation Committee has final decision-making authority for the compensation of each of the Named Executive Officers, even if those decisions take into account initial recommendations from our Chief Executive Officer.  Annual company and individual objectives are set in the fourth quarter of each fiscal year for the following fiscal year after a careful review of our business needs.  Our company objectives are reviewed with, and approved by, our Board.  Once approved, the company objectives are communicated throughout the organization.  Individual objectives are then set to align with company objectives.  At its May meeting each year, the Compensation Committee reviews the results of the prior fiscal year ended March 31st and, along with a recommendation from the Chief Executive Officer, determines annual bonus and equity awards in accordance with our Management Incentive Program.

The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our Chief Executive Officer in connection with his assessment of their performance.  The Named Executive Officers, other than our Chief Executive Officer, do not work directly with the Compensation Committee with regard to compensation decisions. The Chief Executive Officer is assisted by the Corporate Secretary regarding supporting data and material.

Role of Compensation Consultant

During the fiscal year ended March 31, 2012, we hired Astron Solutions, LLC  to review all aspects of compensation for multiple management levels within our company, including compensation for our Named Executive Officers.  Astron Solutions reported and was accountable directly to the Compensation Committee with respect to the review of the Named Executive Officers' compensation.  Pursuant to the terms of its engagement, Astron Solutions provided the following services to the Compensation Committee: (1) review of our executive compensation philosophy and strategy with the Compensation Committee; (2) recommendation of peer organizations and published compensation surveys from reputable executive consulting firms to be utilized in analysis by the Compensation Committee; (3) the collection and analysis of the data from the peer group and surveys in comparison with current compensation levels of the Named Executive Officers; (4) recommendations for modifications of the compensation program and the impact on individual Named Executive Officers; and (5) development and presentation of a report of findings, conclusions and recommendations to the Compensation Committee.  The Compensation Committee did not engage the services of a compensation consultant during the fiscal year ended March 31, 2013.

The following 9 companies comprise the peer group used in connection with fiscal year ended 2013 compensation:

Atrion	Invacare
Cross Country Healthcare Inc.	Orasure Technology
Conmed	Merit Medical Systems Inc.
NuVasive Inc.	Symmetry Medical Inc.
Derma Sciences

Astron worked with the Compensation Committee in 2012 to select this group of companies of comparative size, type of business, financial strength and geographic scope to serve as our peer group for purposes of obtaining data regarding the compensation practices of our peers.  The Company used similar criteria to update the peer group list for fiscal year ended 2013.  During this process, compensation paid by members of this peer group was compared to published survey data from nationally recognized sources (e.g., Economic Research Institute, Towers Watson Top Management Compensation, Mercer U.S. Benchmark Executive Compensation Survey, the Hay Group Executive Compensation, and Equilar Peer Group Review) to ensure that the pay practices of the companies in the peer group was reflective of broader market trends in executive compensation.  The peer group is different from the group of companies used to create the five year cumulative total return graph because we have business competitors with whom we benchmark against for financial performance, but we also have business and talent competitors against whom we benchmark for pay purposes.

Tally Sheets

The Compensation Committee reviews total compensation levels for executive officers at least annually through the use of tally sheets that list and quantify each element of direct and indirect compensation provided to each individual Named Executive Officer and that demonstrate the portion of the executive’s total compensation that each element of compensation represents.  This annual review of tally sheets also includes information on the value of each Named Executive Officer’s unexercised stock options and outstanding restricted stock awards, as well as an evaluation of actual total compensation that would be paid to each upon a termination of employment following the occurrence of a change in control of our company.  While considered by the Compensation Committee, the information from the tally sheets regarding unexercised stock options, outstanding restricted stock awards and total compensation paid upon a termination of employment following change in control of our company generally did not affect the Compensation Committee’s fiscal 2013 compensation decisions for the Named Executive Officers.  This reflects our company’s view that an executive’s compensation level should reflect the executive’s performance, our company’s performance and the executive’s contribution to our company’s performance.  Our company further believes that reducing an executive’s annual direct compensation based on the value of accumulated or potentially realizable compensation would weaken the competitiveness of our company’s compensation program and make it more difficult to attract and retain key executive talent.

Change in Control Agreements

We have entered into change in control agreements with each of our Named Executive Officers, the purpose of which is to encourage these key management personnel to remain employed by us and to avoid distraction regarding potential or actual changes in control of our company.

The change in control agreements provide for the payment of a severance benefit if the executive officer’s employment with us is terminated within 24 months after a change in control unless such termination is (1) due to death or disability, (2) by us for cause or (3) by the officer other than in specified circumstances constituting good reason (a “Qualifying Termination”).

We believe that providing our executives with payments and benefits in connection with certain types of terminations of employment following a change in control allows our management to focus their attention and energy on making objective business decisions that are in the best interest of the company without allowing personal considerations to cloud the decision-making process.  More specifically, we believe that these agreements maximize stockholder value by encouraging the Named Executive Officers to review objectively any proposed transaction in determining whether such proposal is in the best interest of our stockholders, without being influenced by whether or not the executive will continue to be employed.  Further, our change in control agreements allow for a payment to executives only in the event of a “double trigger” (i.e. both a change in control and a termination of employment in connection with such change in control).  We believe that provided double-trigger payments upon a change in control, rather than single-trigger payments (where an executive receives payment on a change in control irrespective of whether or not his employment is terminated) is a better pay practice because it avoids the risk of improperly motivating executives to pursue transactions which may be financially beneficial to the executive but may not be in our company’s best interest.  Finally, executive officers at other companies in our industry and in the general market against which we compete for executive talent very commonly provide payments to executives terminated in conjunction with a change in control, and we have consistently provided this benefit to the Named Executive Officers in order to remain competitive in attracting and retaining skilled professionals in our industry.

We do not provide our executives with a gross-up for excise taxes that could be incurred under Section 280G of the Internal Revenue Code in the event of a termination payment under our change-in-control agreements, as this type of gross-up could be very costly to us and is frequently viewed as a poor pay practice.  Instead, we either cut the executive’s change in control payments back to the extent necessary to avoid triggering the excise tax, or pay the executive the full amount of the change in control severance benefit, whichever results in the best net-after-tax position for the executive, without requiring us to incur any additional expense.

Elements Used To Achieve Compensation Objectives

Base Salary

When determining base salaries for our Named Executive Officers, our Compensation Committee considers the scope of the executive’s responsibilities, their performance, and the period over which they have performed those responsibilities.  Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside our company. Our Compensation Committee also considers the base salaries paid by our peer companies and certain other base salary data reported in surveys obtained from our compensation consultant. When selecting which base salary data is most relevant, our Compensation Committee takes into account whether or not the data is for executives of a company (1) in our industry or an industry with which we have historically competed for executive talent (medical equipment/supply manufacturers, consumer goods, and pharmaceuticals); (2) in the metro New York City market and (3) with similar revenues and similar market capitalization.

Base salaries are reviewed every year, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives or that an increase is not warranted.  This strategy is consistent with our company’s primary goal of offering compensation that is contingent on the achievement of performance objectives. Generally, annual changes to base salaries, if any, become effective with the first payroll period in July.

For fiscal years 2012, 2013, and 2014, the Compensation Committee approved base salaries for the Named Executive Officers as follows:

Current Position	Base Salary FY 2012	FY2013		Base Salary FY2014
		Base Salary	Guaranteed Salary Adjustment
Paul D. Meringolo, Chief Executive Officer	$550,750	$550,750	-	$550,750
John Sheffield, Executive Vice President, Chief Financial Officer and Corporate Secretary	$275,000	$275,000	-	$300,000
Eric Liu, Vice President of Operations and Business Development	$325,000	$325,000	-	$325,000
Richard Setian, President and General Manager of Custom Procedure Trays and Operating Room Products	$420,240	$300,000	$120,240	$340,000
Charles L. Kelly, Jr., President and General Manager of Patient Care Products	$350,000	$300,000	$50,000	$310,000

In April of 2012 our company underwent a reorganization which resulted in the creation of three strategic business units.  Coincident with that reorganization, we announced that Mr. Setian would transition from serving as our Vice President of Sales and Marketing to his new role as President and General Manager of Custom Procedure Trays and Operating Room Products and Mr. Kelly, who had previously served as our Chief Financial Officer, would become the President and General Manager of Patient Care Products, each accepting the top leadership role at two of our three new strategic business units.   The base salaries for each of Messrs. Setian and Kelly were decreased for fiscal year 2013 because the Compensation Committee felt that different salaries were appropriate for the new positions they assumed in fiscal year 2013.  However, in recognition of the additional work required to transition into their new roles and their substantial assistance with the reorganization of our company, Messrs. Setian and Kelly were granted certain guarantee salary adjustments for fiscal year 2013 as illustrated in the chart above.

The Compensation Committee has determined that the base salaries of Messrs. Setian and Kelly should be increased for the fiscal year 2014 from $300,000 each to $340,000 and $310,000, respectively, in order to reflect the performance of their respective business units in fiscal year 2013, and to fairly compensate for the size and complexity of these business units.

The Compensation Committee has further determined that Mr. Sheffield’s salary should be increased from $275,000 to $300,000 for the fiscal year 2014 because his salary was not commiserate with his level of experience, the responsibility of his role, his performance, and the base salaries of other similarly situated executives at our company.

The Compensation Committee did not feel any adjustment was necessary with respect to the base salaries for Messrs. Meringolo and Liu for fiscal year 2014.

Performance-Based Bonuses

We have historically utilized an annual cash bonus program based on the performance of the Company and the participants.  The performance-based cash bonuses are generally available to full-time employees holding key positions at the Company, which positions have been selected by the Company’s most senior executives as a bonus eligible position.  Employees are eligible to participate as soon as they are either hired into or promoted to an eligible position (except where an eligible employee starts in the last quarter of the fiscal year, such employee may only participate beginning in the next year).

Each May, the Company’s Chief Executive Officer reviews with the Company’s Compensation Committee (the “Compensation Committee”) the Company’s estimated full-year financial results against the financial, strategic and operational goals established for the year and the Company’s financial performance in prior periods.  Based on that review, the Compensation Committee determines on a preliminary basis an estimated appropriation to provide for the payment of cash bonuses to employees.

The Compensation Committee, with input from the Chief Executive Officer with respect to the other participants, then uses its discretion in determining the amount of cash bonus, within prescribed limits, that will be paid to each participant shortly after the end of the fiscal year.  They evaluate (1) the company’s overall performance,  (2) the performance of the business or function that the executive leads and (3) each executive’s performance against previously established expectations for the year.  Regardless of the Company’s performance or any particular executive’s performance with respect to such criteria, the Compensation Committee retains full discretion over the determination and the payment, if any, of the bonus that is deemed appropriate in light of circumstances.

More specifically, each individual executive’s potential performance-based cash bonus is calculated with respect to a target percentage of such individual’s salary (“Target Payout Percentage”) as established in such individual’s plan letter provided at the beginning of the year.  Payment of any individual’s Target Payout Percentage is subject to the achievement of the performance target objectives (“Performance Metrics”), which are selected and approved by the Board of Directors of the Company (the “Board”) near the beginning of each fiscal year.  The Board may also set ratios for each Performance Metric (i.e., how much each metric is weighted against the others), target achievement levels for each Performance Metric, and an overall hurdle that must be achieved prior to any bonus being paid.  These Performance Metrics, along with any ratios, targets, or hurdles the Board chooses to utilize in a given year, are established after discussion with and recommendations by the Company’s senior management and based on the objectives of the business plan for the next year.

After taking all of the above into consideration, the Compensation Committee has the complete authority to increase or decrease the size of earned payouts based on the Compensation Committee’s independent evaluation of company and individual performance, including but not limited to the discretion to award bonus amounts to executive officers if the target Performance Metric(s) and individual or team goals are not achieved.  Furthermore, the Compensation Committee may amend, suspend or terminate the plan at any time, for any reason or no reason.

In May 2012, the Compensation Committee set annual bonus target payout amounts for fiscal 2013 at 80% of base salary for our Chief Executive Officer and 50% of base salary for each of the other Named Executive Officers, (“Target Payout Percentage”), subject to the achievement of our performance target objectives (“Performance Metrics”).  The determination of the Target Payout Percentage for each executive is based upon two factors.  The first is the competitive labor market.  The Compensation Committee relies in part on objective market information previously provided by Astron Solutions that includes a detailed analysis of the “total cash” offerings of current peer organizations, as reported through published salary surveys provided by long standing executive compensation consulting experts, including Towers Watson, Mercer,  The Hay Group and Equilar. The second factor is based on the ability of our company to adequately fund the bonus pool and the financial target levels, factoring in current economic conditions.

In May 2012, the Compensation Committee selected and our Board approved the Performance Metric based on discussion with and recommendations by our senior management and based on the objectives of our business plan for the fiscal year ended March 31, 2013.   For fiscal 2013, the Performance Metric was operating income of $12.7 million.  This target was selected because it represents growth and improvement that the Compensation Committee believed would lead to achievement of our overall financial objectives for the fiscal year.

Based on our financial and operational results, we did not achieve the operating income financial target  for the fiscal year ended March 31, 2013;  therefore, the Compensation Committee, using its discretion, decided that reduced performance-based bonuses were to be paid to the Named Executive Officers as follows: Paul D. Meringolo $100,000;  John Sheffield $68,750; Eric Liu $81,250; Charles L. Kelly, Jr. $60,000;  Richard Setain $90,000.  The amounts of the bonuses paid with respect to fiscal year 2013 were determined after the Compensation Committee reviewed and analyzed recommendations regarding bonus levels by our Chief Executive Officer for individuals other than himself.  The Compensation Committee also took into consideration our overall performance and each executive’s individual performance when setting annual cash bonuses for fiscal year 2013.

Stock Options and Restricted Stock

1989 Non-Qualified Stock Option Plan

The Medical Action Industries Inc. 1989 Non-Qualified Stock Option Plan, as amended (the “1989 Option Plan”), which expires December 31, 2015, was approved by the stockholders in October 1990 and amended in September 1992, August 1996, August 1998 and August 2006 and reserved 3,975,000 shares of our common stock.  Under the terms of the 1989 Option Plan, the purchase price of the shares subject to each option grant will not be less than 85% of the fair market value at the date of grant.  The date of exercise may be determined at the time of grant by our Board.  During the fiscal year ended March 31, 2013, no options were granted under the 1989 Option Plan.  As of June 18, 2013, 255,813 shares remain available for issuance under the 1989 Option Plan.

The 1989 Option Plan is intended to serve as an additional incentive to all employees and key individuals to devote themselves to our future success by providing them with an opportunity to increase their proprietary interest through the receipt of options to purchase our common stock.

The 1989 Option Plan is administered by the Compensation Committee, each of whom must be “disinterested” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934.  The Compensation Committee determines and designates those employees who are to be granted stock options under the 1989 Option Plan, the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted.  The Compensation Committee also, subject to the express provisions of the 1989 Option Plan, has authority to interpret the 1989 Option Plan and to prescribe, amend, and rescind the rules and regulations relating to the 1989 Option Plan.

1994 Stock Incentive Plan

The Medical Action Industries Inc. 1994 Stock Incentive Plan, as amended (the “1994 Stock Plan”), which expires December 31, 2015 was approved by the stockholders in August 1994 and amended in August 1998, August 2001, August 2003, August 2004 and August 2006 and reserved 3,525,000 shares of our common stock for grant under the plan.  The 1994 Stock Plan was originally put in place in order to increase our flexibility in structuring equity-based incentive compensation by broadening the types of incentive awards that may be made to allow for the grant of incentive stock options, shares of restricted stock and non-qualified stock options.  Our Board believes that the 1994 Stock Plan provides us with flexibility to modify the types of awards that we grant to our Named Executive Officers if our Compensation Committee believes that using new or different awards would be helpful to fashion equity-based incentives consistent with our philosophy of linking executive compensation to total stockholder returns and our long-term financial performance.

During the fiscal year ended March 31, 2013, options were granted to each of Messrs. Sheffield, Setian and Kelly under the 1994 Stock Plan to purchase 30,000 shares of our common stock at an exercise price of $3.57 per share.  As of June 18, 2013, 201,563 shares remain available for the issuance under the 1994 Stock Plan.  The shares available for issuance under the 1994 Stock Plan will also be increased to the extent any stock options expire or terminate unexercised.

The 1994 Stock Plan is administered by the Compensation Committee.  The Compensation Committee determines the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards, subject to the limitations set forth in the 1994 Stock Plan.  The terms and conditions of each award are set forth in a written agreement with a participant or a written program established by the Compensation Committee.  All of our officers and key employees and our affiliates are eligible to participate in the 1994 Stock Plan.

The per share exercise price of any options granted under the 1994 Stock Plan may not be less than the fair market value of a share of common stock at the time of grant.  Once an option is granted, the exercise price may not be reduced and an option may not be exchanged for a new option with a lower exercise price.

The Compensation Committee is also authorized to accelerate the vesting, exercisability and settlement of awards and to permit the exercise price on an option to be paid in cash or by the delivery or withholding of shares.

Equity Plans and our Compensation Philosophy

Our equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our stockholders and retain the executives through the term of the awards.  When determining the appropriate number and type of equity grants to make to our Named Executive Officers, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool.

We believe that providing grants of stock options and/or restricted stock effectively balances our objective of focusing the Named Executive Officers on delivering long-term value to our stockholders, with our objective of providing value to the executives with the equity awards.  Stock options only have value to the extent the price of our common stock on the date of the exercise exceeds the exercise price (which is equal to the fair market value on the grant date), and thus are an effective compensation element only if the stock price grows over the term of the award.  In this sense, stock options are a motivational tool.  Unlike stock options, restricted stock offers executives the opportunity to receive shares of our common stock on the date the restriction lapses.  In this regard, restricted stock serves both to reward and retain executives, as the value of the restricted stock is linked to the price of our common stock on the date the restricted stock vests.  Restricted stock has been granted in limited situations.

The exercise price of each stock option awarded to our senior executives under either equity plan is the closing price of our common stock on the date of grant.  Except in instances of initial hiring, promotions and similar circumstances, we generally grant equity awards to senior executives one time each year at a regularly scheduled Compensation Committee meeting either at our May board meeting or the board meeting following the Annual Meeting. Scheduling decisions are made without regard to anticipated earnings or other major announcements by our company, and our executives do not have any role in the selection of the grant date.  We also prohibit the repricing of stock options.

Stock options granted to our Named Executive Officers typically vest over a period of four years.  Under the terms of our equity plans, unvested stock options and restricted stock are forfeited if the executive voluntarily leaves our company.

The number of stock options typically awarded to the Named Executive Officers is generally consistent with the recommendations outlined in the report that our Board of Directors commissioned in 2008 by an independent compensation consultant.  That report recommended, and our Compensation Committee generally follows, a practice of granting a set number of stock options (50,000 for our Chief Executive Officer and 30,000 for each of the remaining Named Executive Officers) to each Named Executive Officer on an annual basis.  This practice is modified on occasion based on our company’s performance or for new hires.  The Compensation Committee also modified this practice and did not grant options to Messrs. Meringolo and Liu for fiscal 2013.  The Compensation Committee determined that options would be granted to Messrs. Sheffield, Setian and Kelly based on their work and leadership roles in the establishment of our strategic business units.

Medical Action Industries Inc. Retirement Plan

Effective April 1, 1988, we adopted the Medical Action Industries Inc. Retirement Plan (the “Retirement Plan”) for employees pursuant to Section 401(k) of the Internal Revenue Code.  All of our employees are eligible to participate in the Retirement Plan, including each of the Named Executive Officers.  Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute a percentage of his compensation, as defined therein.  Each participant’s contribution vests immediately.  In addition, the Retirement Plan provides for discretionary matching company contributions of up to 4% of the participant’s compensation.  Each participant’s portion of the discretionary matching Company contribution vests immediately.

For the fiscal year ended March 31, 2013, Company contributions under the Retirement Plan for Messrs. Meringolo, Sheffield, Liu, Kelly, and Setian were approximately $9,800, $846, $0, $9,838 and $9,886, respectively, and $30,370 for all Named Executive Officers as a group.  These figures are reflected in the All Other Compensation column of the Summary Compensation table.

Other Compensation

We provide our Named Executive Officers with other benefits, which are detailed in the All Other Compensation column of the Summary Compensation Table below, that we believe are reasonable, competitive and consistent with our overall executive compensation program.  The costs of these benefits constitute only a small percentage of each Named Executive Officers’ total compensation, and include the cost to us of the non-business use of Company automobiles or an allowance for business-use of personal automobiles and the cost to us to provide life insurance coverage for our Chief Executive Officer. It is the Compensation Committee’s belief that such benefits are necessary for our company to remain competitive and to attract and retain top caliber executive officers, since such benefits are typically provided by companies in the medical supply industry and with other companies with which we compete for executive talent.  With limited exceptions, the Compensation Committee supports providing benefits and perquisites to Named Executive Officers that are substantially the same as those offered to our other officers.

Strength of Company Performance

The specific compensation decisions made for each of the Named Executive Officers for the fiscal year ended March 31, 2013 reflects our performance against key financial and operational measurements.  A more detailed analysis of our financial and operational performance is contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 under “Item 7 -  Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1.0 million limit on the amount that a public company may deduct for compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than the Chief Financial Officer) who are employed as of the end of the applicable year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying performance-based compensation (among other things, pre-established objective performance goals based on performance criteria approved by stockholders).  For the fiscal year ended March 31, 2013, some of our compensation did not qualify as performance-based compensation under Section 162(m), but this was not a concern as we did not exceed the $1.0 million limit on compensation imposed under Section 162(m) for such year.  We may design our compensation programs to satisfy the requirements for performance-based compensation under 162(m) in the future, although we reserve the right to grant non-performance based awards to executives if circumstances or business reasons deem such an award appropriate or necessary.

Compensation Risks

Our Board has determined that the compensation programs for our employees, including the Named Executive Officers, are not reasonably likely to have a material adverse effect on our company because our existing compensation programs do not reward employees for taking unreasonable risks.  For example, employees are compensated according to base salary and bonus structures that were recommended to our Board as a result of a thorough compensation study, conducted by an independent compensation consultant, of our own compensation arrangements as well as the norm for compensation arrangements at our peer companies.  Our Board does not reward employees for completing transactions that might involve unnecessary risks by modifying these set base salary and bonus structures, thus there is no incentive to employees to enter into such transactions.  Our employees are expected to meet certain subjective and objective performance goals on a quarterly basis, and our Board evaluates our employees’ achievements of these goals on a quarterly basis; thus, any unforeseen or unpredictable activity of an employee will be exposed to our Board in a timely manner.  An example of objective criteria would be reviewing on a quarterly basis how a Named Executive Officer is performing against established financial metrics. An example of subjective criteria would be reviewing on a quarterly basis how a Named Executive Officer is applying leadership skill sets within the organization.  As noted in our discussion of annual bonuses to the Named Executive Officers, our Board retains the sole discretion over the amount, if any, of bonuses that are paid out, despite the fact that certain performance targets may have been achieved for that year, in order for our Board to compensate our employees only in years where our company’s overall performance justifies short-term compensation rewards.

Summary

We believe that the compensation levels paid to Named Executive Officers during the fiscal year ended March 31, 2013 fairly reflected our company’s performance and were appropriate. We continually monitor our programs, the marketplace in which we compete for talent and changing trends in compensation best practices in an effort to maintain an executive compensation program that is performance driven, consistent with stockholder interests and fair and reasonable overall.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Medical Action Industries Inc. has reviewed and discussed the disclosure set forth above under the heading, “Compensation Discussion and Analysis”  with management and based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Medical Action Industries Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Respectfully submitted by the Compensation Committee, Kenneth W. Davidson, Chairman William W. Burke Kenneth R. Newsome

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes for the fiscal years ended March 31, 2013, 2012 and 2011, respectively, the total compensation of our Named Executive Officers.
Name and Principal Position	Fiscal Year	Salary (1)($)	Bonus (2)($)	Option Awards (3)($)	Stock Awards (4)($)	Non-Equity Incentive Plan Compensation (5)($)	All Other Compensation (6)($)	Total ($)
Paul D. Meringolo	2013	550,750	100,000	-	-	-	14,142	664,892
Chief Executive Officer	2012	550,750	-	-	-	-	16,950	567,700
	2011	546,788	-	327,680	-	-	17,750	892,218
John Sheffield	2013	275,000	68,750	59,421	-	-	1,839	405,010
Executive Vice President and Chief	2012	10,577	-	89,847	-	-	577	101,001
Financial Officer
Eric Liu	2013	325,000	81,250	-	-	-	977	407,404
Vice President of Operations	2012	325,000	-	-	-	-	1,270	326,270
and Business Development	2011	309,711	-	196,608	-	-	1,441	507,760
Richard Setian	2013	420,240	90,000	59,421	-	-	25,842	595,503
President and General Manager of	2012	420,240	-	-	-	-	25,260	445,500
Custom Procedure Trays and	2011	266,708	-	170,100	-	48,620	10,278	495,706
Operating Room Products
Charles L. Kelly, Jr.	2013	350,000	60,000	59,421	-	-	24,328	493,749
President and General Manager of	2012	350,000	-	-	-	-	15,705	365,705
Patient Care Products	2011	323,385	-	205,508	94,350	-	18,207	641,450

(1)
Represents the actual aggregate cash payments made during the fiscal year in the form of base salary. Please see “Compensation Discussion and Analysis—Elements Used to Achieve Compensation Objectives—Base Salary” for a discussion of annual base salary rates and adjustments for fiscal years 2013 and 2014.

(2)
The amounts reported in the “Bonus” column represent discretionary bonus amounts the Compensation Committee determined to pay to the Named Executive Officers, during the first quarter of fiscal year 2014, for fiscal year 2013.  As discussed above under “Compensation Discussion and Analysis—Elements Used to Achieve Compensation Objectives—Performance-Based Bonuses,” we did not achieve the operating income financial target for the fiscal year ended March 31, 2013 under our annual incentive cash bonus program and, hence, did not make any payments based on achievement of pre-established performance criteria.  However, the Compensation Committee determined, in its discretion, that the performance of our Named Executive Officers during fiscal year 2013 warranted the bonus amounts reflected above.

(3)
Values in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 – Stock Compensation.  Assumptions used in the calculation of these amounts are included in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for each of the fiscal years ended March 31, 2013, 2012 and 2011.

(4)
Values in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 – Stock Compensation.  We calculate the grant date fair value of restricted stock units based on the closing price per share of our common stock on the date of grant.

(5)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent annual incentive cash bonus awards, if any, paid to the Named Executive Officers based on the pre-established performance criteria set forth above in “Compensation Discussion and Analysis – Elements Used to Achieve Compensation Objectives – Performance-Based Bonuses.”  Based on our financial and operational results for fiscal year 2013, we did not achieve the operating income financial target at or above the threshold for payment and, hence, no payments were made for fiscal year 2013 based on the achievement of pre-established performance criteria.  However, the Compensation Committee, using its discretion, determined that annual bonuses would be paid for fiscal year 2013 in the amounts set forth in the “Bonus” column above.

(6)	Includes all other compensation as described in the table entitled “All Other Compensation” below.

All Other Compensation Table
Name	Car Use or Allowance ($)	Life Insurance Premiums ($)	401(k) Plan Company Match($)	Total($)
Paul D. Meringolo	$3,365	$977	$9,800	$14,142
John Sheffield	577	416	846	1,839
Eric Liu	-	977	-	977
Richard Setian	15,000	956	9,886	25,842
Charles L. Kelly, Jr.	13,534	956	9,838	24,328

Grants of Plan Based Awards Table

The following table details each grant of an award to a Named Executive Officer during the fiscal year ended March 31, 2013.

		Estimated Future Payouts Under Non- Equity Incentive Plans (1)	Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name and Principal Position	Date	Target ($)	Underlying Options (#)	Awards ($/Sh)	and Option Awards (2)
Paul D. Meringolo Chief Executive Officer	n/a	$440,600	-	-
John Sheffield	8/9/12		30,000	$3.57	$59,421
Executive Vice President and Chief Financial Officer	n/a	$137,500

Eric Liu Vice President of Operations and Business Development	n/a	$162,500	-	-	-
Richard Setian President and General Manager of Custom	8/9/12		30,000	$3.57	$59,421
Procedure Trays and Operating Room Products	n/a	$150,000
Charles L. Kelly Jr President and General	8/9/12		30,000	$3.57	$59,421
Manager of Patient Care Products	n/a	$150,000

(1)
This information relates to cash bonus award opportunities we granted in fiscal year 2013 under our performance-based annual bonus program. See the discussion of this plan at “Elements Used to Achieve Compensation Objectives -Performance-Based Bonuses” in the Compensation Discussion and Analysis section of this Proxy Statement.  The “target” amount is the amount that was potentially payable to each Named Executive Officer for fiscal year 2013 based on the achievement of the company’s financial performance goals.  For Mr. Meringolo, this amount was equal to 80% of his annual base salary, and for each of the other Named Executive Officers, this target bonus amount was equal to 50% of the applicable officer’s annual base salary.

(2)
Values in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 – Stock Compensation.  Assumptions used in the calculation of these amounts are included in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.  These option awards were granted to the Named Executive Officers pursuant to the 1994 Stock Incentive Plan and vest over a four-year period beginning in year two and on each anniversary of the date of grant, unless vesting is accelerated upon certain events.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes for each Named Executive Officer unexercised stock options and unvested restricted stock awards outstanding as of March 31, 2013 that have been granted under our company’s 1994 Stock Incentive Plan (“1994 Stock Plan”) and our 1989 Non-Qualified Stock Option Plan (“1989 Option Plan”).

	Option Awards (1)					Stock Awards
			Number of
			Securities
			Underlying				Number of	Market Value
			Unexercised	Option		Stock	Shares of	of Shares of
	Option		Options	Exercise	Option	Award	Stock That	Stock That
	Grant	Exercisable	Unexercisable	Price	Expiration	Grant	Have Not	Have Not
Name	Date	(#)	(#) (2)	($)	Date	Date	Vested (#)	Vested (3)
Paul D. Meringolo
Chief Executive Officer	6/2/2009	25,000	25,000	10.58	6/2/2019
	5/27/2010	12,500	37,500	11.82	5/27/2020
Total		37,500	62,500				-	$-
John Sheffield
Executive Vice President & Chief Financial Officer	3/19/2012	-	30,000	5.24	3/19/2022
	8/9/2012	-	30,000	3.57	8/9/2022
Total		-	60,000				-	$-
Eric Liu
Vice President of Operations and Business Development	5/29/2003	22,500	-	8.87	5/29/2013
	5/19/2004	30,000	-	11.48	5/19/2014
	5/23/2005	45,000	-	11.93	5/23/2015
	5/22/2007	25,000	-	21.67	5/22/2017
	5/29/2008	20,000	-	16.95	5/29/2018
	6/2/2009	15,000	15,000	10.58	6/2/2019
	5/27/2010	7,500	22,500	11.82	5/27/2020
Total		165,000	37,500				-	$-
Richard Setian
President and General Manager of Custom Procedure Trays and Operating Room Products	11/3/2010	7,500	22,500	10.10	11/3/2020
	8/9/2012	-	30,000	3.57	8/9/2022
Total		7,500	52,500				-	$-
Charles L. Kelly, Jr.
President and General Manager of Patient Care Products	5/7/2008	20,000	-	15.54	5/7/2018	5/27/2010	5,625	$33,750
	4/16/2009	15,000	5,000	10.27	4/16/2019
	6/2/2009	5,000	5,000	10.58	6/2/2019
	4/7/2010	10,000	10,000	12.58	4/7/2020
	5/27/2010	2,500	7,500	11.82	5/27/2020
	8/9/2012	-	30,000	3.57	8/9/2022
Total		52,500	57,500				5,625	$33,750

(1)	All share amounts and exercise prices for stock options that were outstanding as of February 9, 2007 have been adjusted to reflect our 3-for-2 stock split distributed on February 9, 2007.

(2)	The table below shows the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options—Unexercisable” column of the table above.

Unexercisable Options	Number of shares to vest in the fiscal year
Grant Date	2014	2015	2016	2017	2018	Totals

4/16/2009	5,000	—	—	—	—	5,000
6/2/2009	45,000	—	—	—	—	45,000
4/7/2010	5,000	5,000	—	—	—	10,000
5/27/2010	22,500	45,000	—	—	—	67,500
11/3/2010	7,500	15,000	—	—	—	22,500
3/12/2012	7,500	7,500	15,000	—	—	30,000
8/9/2012	---	22,500	22,500	45,000		90,000
Totals	92,500	97,500	37,500	45,000	—	270,000

(3)
The market value of the restricted stock award was calculated at $6.00 per share, the closing price of our Common Stock on March 28, 2013, which was the last trading day of our fiscal year.   Mr. Kelly’s restricted stock award is subject to a four-year vesting schedule beginning in year 2.  (1,875 shares vesting each May  27).

The table below shows the vesting schedule of stock awards that have not vested reported in the “Stock Awards” columns of the table above.

	Number of shares to vest in the fiscal year
Grant Date	2014	2015	2016	2017	2018	Total
5/27/2010	1,875	1,875	1,875	—	—	5,625

Option Exercises and Stock Vested Table

No stock options were exercised by any of our Named Executive Officers during the fiscal year ended March 31, 2013.

Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Paul D. Meringolo Chief Executive Officer	-	-
John Sheffield Executive Vice President and Chief Financial Officer	-	-
Eric Liu Vice President of Operations and Business Development	-	-
Richard Setian President and General Manager of Custom Procedure Trays and Operating Room Products	-	-
Charles L. Kelly, Jr. President and General Manager of Patient Care Products	1,875	$8,700.00

(1)
The value realized upon vesting is computed by multiplying the number of shares vesting by the market price of the underlying shares on the vesting date, which was $4.64 on May 25, 2012 (the business day immediately preceding the non-business vesting date of May 27, 2012).

Potential Payments Upon Qualifying Termination as a Result of a Change In Control

The following table reflects the estimated potential compensation payable to each of the Named Executive Officers (1) in the event each Named Executive Officer incurs a Qualifying Termination (defined below under “Change in Control Agreements”) under the change of control agreements and under our compensation and benefit plans and arrangements in the event of termination of such executive’s employment following a change in control, and (2) in the event a change in control, regardless of whether the Named Executive Officer’s employment terminates.

The amounts shown are estimates of the amounts that would be paid out to the Named Executive Officers upon termination of their employment assuming that such termination was effective March 31, 2013.  Note that the exact amount of compensation any Named Executive Officer would receive would only be determinable upon a true termination of employment as a result of a change in control.

If the Named Executive Officer’s termination does not occur following a change in control, he is not entitled to any severance or other special payments or benefits other than the accelerated vesting of certain equity awards.  This table includes the amounts attributable to any accelerated vesting of outstanding equity awards issued under our stock incentive plan that is scheduled to occur upon a change of control of our company, assuming that such change of control occurred on March 31, 2013.

Name and Principal Position	Maximum Cash Severance Payment	Continuation of Medical/Welfare Benefits	Acceleration and Continuation of Equity Awards (1)	Total Termination Benefits
Paul D. Meringolo, Chief Executive Officer (2)
- Involuntary Termination Without Cause or a Termination for Good Reason after Change in Control	2,424,142	33,701	-	2,457,843
- Occurrence of Change in Control	-	-	-	-
John Sheffield, Executive Vice President and Chief Financial Officer (2)
- Involuntary Termination Without Cause or a Termination for Good Reason after Change in Control	1,037,067	32,307	-	1,069,374
- Occurrence of Change in Control	-	-	95,700	-
Eric Liu, Vice President of Operations and Business Development (2)
- Involuntary Termination Without Cause or a Termination for Good Reason after Change in Control	1,233,786	33,701	-	1,267,487
- Occurrence of a Change in Control	-	-	-	-
Richard Setian, President and General Manager of Custom Procedure Trays and Operating Room Products (2)
- Involuntary Termination Without Cause or a Termination for Good Reason after Change in Control	1,401,891	33,648	-	1,435,539
- Occurrence of a Change in Control	-	-	72,900	-
Charles L. Kelly, Jr., President and General Manager of Patient Care Products (2)
- Involuntary Termination Without Cause or a Termination for Good Reason after Change in Control	1,323,792	33,648	-	1,357,440
- Occurrence of a Change in Control	-	-	106,650	-

(1)
The amounts in the “Acceleration and Continuation of Equity Awards”  column represent the compensation payable to the Named Executive Officers due to accelerated vesting and/or cash-out of restricted stock or in-the-money option awards.  As of March 31, 2013, the only equity awards held by our Named Executive Officers that would be subject to such accelerated vesting and/or cash-out were options (and, for Mr. Kelly, both options and restricted stock awards).  All of these awards were granted under our 1994 Stock Incentive Plan, which provides for full vesting and cash-out of outstanding awards upon the occurrence of a change in control.  Therefore the value of these awards are all reported in the row for “Occurrence of Change in Control” and are not included in the row for “Involuntary Termination” as it is assumed that upon any such termination following a change in control, there would be no longer be any outstanding equity awards to accelerate.   As of March 31, 2013, some or all unvested options held by our Named Executive Officers were not in-the-money  (i.e., the exercise price of the option was higher than the market price of our common stock).  As a result, no value is reported under this column for Messrs. Meringolo and Liu because all of their unvested options were not in-the-money as of March 31, 2013.  The amounts reported in this column for Mr. Kelly reflect the value of accelerated vesting of his outstanding shares of restricted stock,  as well as the value of accelerated vesting of his outstanding in-the-money options.

(2)
The amounts shown in the table do not include the distribution of balances under our Retirement Plan. In addition, the amounts reflected in this table assume full payment of benefits payable under the change in control agreements, without any reduction pursuant to the modified cut-back provision relating to section 280G of the Internal Revenue Code that is described in the last paragraph of the description below regarding “Change in Control Agreements.”

Change in Control Agreements

We maintain change in control agreements with Messrs. Meringolo, Sheffield, Liu, Kelly, and Setian.  Mr. Sheffield’s change in control agreement was entered into on May 25, 2012. The change in control agreements provide for the payment of a severance benefit if a Named Executive Officer’s employment with us is terminated within 24 months after a change in control unless such termination is (1) due to death or “disability” (as defined in the change in control agreements), (2) by us for cause or (3) by the officer other than in specified circumstances constituting good reason (a “Qualifying Termination”).

If, within 24 months following a change in control, one of our Named Executive Officers experiences a Qualifying Termination, then such Named Executive Officer would receive the following payments and benefits:

•
A lump sum payment equal to 2.99 times the sum of (1) the officer’s highest annual salary within the five year period preceding termination, plus (2) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive.

•	Continued participation, for a period of three years following termination, in our medical benefits and life insurance plans at no cost to the Named Executive Officer, and

•	All shares of outstanding restricted stock granted to the Named Executive Officer vest and all stock options vest and become immediately exercisable.

Under the change in control agreements, termination of employment by us is “for cause” if it is because of the executive officer’s (1) willful refusal to comply with any lawful written instruction of our Board that is consistent with the scope and responsibilities of the executive officer’s position prior to the change in control; (2) dishonesty which results in a material financial loss to us or material injury to our public reputation; or (3) conviction of any felony involving an act of moral turpitude. Termination of employment by the executive officer is for “good reason” if it is because of (1) a material change in duties following the change in control (including any substantial dimunition or adverse modification in overall position, responsibilities or reporting relationship); (2) a material reduction (or material adverse modification) in overall compensation following the change in control, or (3) a relocation of place of employment by more than 50 miles from the executive officer’s place of employment prior to the change in control.

Under the  change in control agreements, a “change in control” is generally deemed to have occurred under the agreements if any of the following events occur:

•	any person acquires 20% or more of our voting securities;

•	our directors cease to constitute at least a majority of our Board, unless approved by a vote of at least a majority of the incumbent directors;

•
a merger or consolidation of our company  is approved by our stockholders other than (1) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the voting power of our securities (or the surviving entity’s securities) outstanding immediately after the merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of our company in which no person acquires more than 20% of the combined voting power of our then-outstanding securities; or

•	a plan of complete liquidation of our company or an agreement for the sale or other disposition of our company of all or substantially all of our company’s assets is approved by our stockholders.

If amounts payable to a Named Executive Officer under his change in control agreement (together with any other amounts that are payable by us as a result of a change in ownership or control) (collectively, the “Payments”) more likely than not exceed the amount allowed under Section 280G of the Internal Revenue Code for such Named Executive Officer (thereby subjecting the Named Executive Officer to an excise tax), then the Payments due to the Named Executive Officer under the change in control agreement will either (1) be reduced so that the present value of the Payments is $1.00 less than the amount which would cause the executive to incur an excise tax under Section 4999, or (2) be paid in full, whichever produces the better net-after-tax result for the Named Executive Officer (taking into account any applicable excise or income taxes). The determination as to whether any Payments are more likely than not to be subject to taxes under Section 4999 of the Internal Revenue Code and as to whether reduction or payment in full of the amount of the Payments results in the better net-after-tax position to the Named Executive Officer is made by our Board and the Named Executive Officer in good faith.

Stock Incentive Plans

Our Named Executive Officers may be granted awards under the 1989 Option Plan or the 1994 Stock Plan (collectively, the “Stock Plans”).  As described in the “Change in Control Agreements” section above, the Named Executive Officer’s outstanding options and restricted stock awards will become 100% vested upon qualifying terminations following a change in control pursuant to these agreements.  Otherwise, any unvested stock options granted under the 1989 Option Plan held by an employee at the time of his termination of service from us for any reason will be forfeited, and any unvested awards granted under the 1994 Stock Plan will also be forfeited in such circumstances unless otherwise noted in the individual award agreement governing the award under the 1994 Stock Plan.

With respect to any award issued under the 1994 Stock Plan,  in the event of a change in control (as defined in the 1994 Stock Plan) of our company, the award will be cashed out in an amount based on the fair market value of the common stock without regard to the exercisability of the award or any other conditions or restrictions.   Unless otherwise noted in an individual option agreement governing an option issued under the 1989 Option Plan, a change in control will not result in any accelerated vesting or other special treatment of outstanding options granted under the 1989 Option Plan. A “change in control” under the 1994 Stock Plan is generally deemed to have occurred if any of the following events occur:

•	any person acquires 20% or more of our voting securities;

•	for any reason other than death, our directors cease to constitute at least a majority of our Board, unless approved by at least two-thirds of the incumbent directors; or

•
a merger or consolidation of our company and/or sale of our company’s assets is approved by our stockholders, other than (1) a transaction involving only our company and our subsidiaries or (2) a transaction which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the voting power of our securities (or the surviving entity’s securities) outstanding immediately after the transaction (excluding any stockholder owning more than 10% of the shares of the other company involved in the transaction).

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by Item 404 of Regulation S-K and under NASDAQ’s rules), if any, for potential conflicts of interest and all such transactions must be approved or ratified by the Audit Committee.  All transactions described below were reviewed and approved by the Audit Committee as required.

Transactions

As part of the assets acquired and liabilities assumed from the AVID acquisition, our company assumed a capital lease obligation for the AVID facility located in Toano, Virginia.  The facility, which includes a 185,000 square foot manufacturing and warehouse building and approximately 12 acres of land, is owned by Micpar Realty, LLC (“Micpar”).  AVID’s founder and former Chief Executive Officer, Michael Sahady, is a part owner of Micpar, and subsequent to the acquisition of AVID, Mr. Sahady was appointed to our Board.  Mr. Sahady’s term as director expired at the 2012 Annual Meeting of Stockholders.  As of March 31, 2013, the capital lease requires monthly payments of $124 with increases of 2% per year.  Lease payments made in fiscal 2013 totaled $1,489.  Lease payments made April 1, 2013 through May 31, 2013 totaled $253.  The lease contains provisions for an option to buy in 2014 and in 2016 and expires in March 2029.  The effective rate on the capital lease obligation is 9.86%.  Total lease payments required under the capital lease for the period beginning April 1, 2013 through conclusion of the lease on March 31, 2029 is $28,300.

Henry A. Berling, a member of our Board, is currently an approximate 40% owner of Custom Healthcare Systems, Inc. (“CHS”), an assembler and packager of Class 1 medical products.  CHS is a supplier of our AVID facility located in Toano, Virginia for small kits and trays.  CHS is also a customer of our company that purchases sterile instruments from our facility located in Arden, North Carolina.  In fiscal 2013, CHS sold approximately $1,861 in small kits and trays to our company, and purchased approximately $964 in sterile instruments from our company.  Since the beginning of fiscal 2014 through May 31, 2013, CHS sold approximately $289 in small kits and trays to our company, and purchased approximately $155 in sterile instruments from our company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are William W. Burke, Kenneth W. Davidson (Chairman) and Kenneth R. Newsome.  Paul Chapman also served as a member of the Compensation Committee during a portion of the fiscal year ended March 31, 2013.

During the fiscal year ended March 31, 2013:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of our company or any of its subsidiaries during the period for which the members served;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the Compensation Committee (or another board committee with similar functions or, if none, the entire Board) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers served as a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•
none of our executive officers served on the Compensation Committee (or another board committee with similar function or, if none, the entire Board) of another entity where one of that entity’s executive officers served as a director on our Board.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2014 ANNUAL MEETING

Pursuant to the SEC’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2014 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.  Any such proposal should be submitted to our Corporate Secretary at  500 Expressway Drive South, Brentwood, New York 11717.  In general, stockholder proposals must be received by our Corporate Secretary at the address indicated above no later than February 24, 2014 to be eligible for inclusion in our proxy materials.

For nominations of persons for election to our Board to be properly made at the time of our 2014 Annual Meeting of Stockholders, notice must be received by our Corporate Secretary in compliance with our Certificate of Incorporation.  Our Certificate of Incorporation provides that a stockholder entitled to vote for the election of directors may nominate persons for election as directors only at an annual meeting and if written notice of such stockholder’s intent to make such nomination or nominations has been given to our Corporate Secretary not later than 90 days prior to the first anniversary of the date of the last meeting of stockholders calling for the election of directors.  Accordingly, our Corporate Secretary must receive written notice of a stockholder nomination to be acted upon at the 2014 Annual Meeting of Stockholders no later than on May 10, 2014.  The stockholder’s notice must include the following information:

•	the name, age and address of the stockholder intending to make the nomination and of the person or persons to be nominated;

•
a representation that the stockholder is a stockholder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the name, age and business address and, if known, residence address of each such director nominee;

•	the principal occupation or employment of each such director nominee;

•
a description of all arrangements or understandings between the stockholder and each such director nominee and any other person(s) naming such person(s) pursuant to which the nomination is to be made by the stockholder;

•
any other information regarding each such director nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by our Board; and

•	the consent of the nominee to serve as a director if elected.

The requirements found in our Certificate of Incorporation are separate from the requirements a stockholder must meet to have a proposal included in our proxy statement under Rule 14a-8 of the Exchange Act.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2014 Annual Meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 24, 2014, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 24, 2014, and the matter nonetheless is permitted to be presented at the 2014 Annual Meeting, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2013 ANNUAL REPORT MATTERS

A copy of our Annual Report to Stockholders for the fiscal year ended March 31, 2013 (the “2013 Annual Report”) accompanies this proxy statement.  The 2013 Annual Report is not incorporated in this proxy statement and is not deemed to be part of this proxy soliciting material.

We have filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 with the SEC.  It is available free of charge at the SEC’s web site at www.sec.gov.  Upon written request by a stockholder, we will mail, without charge, a copy of our Annual Report on Form 10-K, including the financial statements and financial statements schedules, but excluding exhibits to the Annual Report on Form 10-K.  Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.  Such requests should be directed to our Corporate Secretary at 500 Expressway Drive South, Brentwood, NY 11717.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 8, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report to Stockholders for the fiscal year ended March 31, 2013 are available at:

http://www.astproxyportal.com/ast/04132

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 08, 2013

MEDICAL ACTION INDUSTRIES INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 12, 2013
Date: August 08, 2013 **Time:** 9:00 AM EST
Location: Hyatt Regency Wind Watch
1717 Motor Pkwy
Hauppauge, NY 11788

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000182071_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 25, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

0000182071_2 R1.0.0.51160

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Paul D. Meringolo   02 Kenneth R. Newsome   03 Pamela R. Levy

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. For directions to the Annual Meeting, visit the hotel's website at www.longisland.hyatt.com.

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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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MEDICAL ACTION INDUSTRIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul D. Meringolo and John Sheffield, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Medical Action Industries Inc. (the "Company") to be held on August 8, 2013 at 9:00 a.m., Eastern Time, and any adjournment(s) or postponement(s) thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this Proxy.

This Proxy, when properly executed, will be voted as directed herein. If no such direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. This Proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL ACTION INDUSTRIES INC.

August 8, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333000000000000000 6 080813

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote FOR the following:

1. Election of Class II director nominees:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends that you vote FOR the following:

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICAL ACTION INDUSTRIES INC.

August 8, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20333000000000000000 6   080813

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote FOR the following:

1. Election of Class II director nominees:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends that you vote FOR the following:

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.